PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated October 16, 2026)	Reg. No. 333-297324

QUANOME TECHNOLOGIES, INC.

Up to $9,754,475 of Shares

of Common Stock

We have entered into an At-the-market Offering Agreement, dated October 21, 2026 (the “ATM Agreement”), with Maxim Group LLC (“Maxim” or the “Sales Agent”), pursuant to which we may issue and sell shares of our common stock, par value $0.0001 per share, from time to time through or to the Sales Agent, acting as our agent or principal, of which up to $9,754,475 of shares of our common stock are covered by this prospectus (the “Offering”).

Sales of shares of our common stock, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, including in privately negotiated transactions. The Sales Agent is not required to sell any specific amount, but will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

As Sales Agent, Maxim is entitled to compensation at a fixed commission rate up to 3% of the gross proceeds of each sale of shares of our common stock made pursuant to the ATM Agreement. In connection with the sale of shares of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act. We will pay all of the expenses incident to the registration, offering and sale of the shares of our common stock under this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “QNME.” On October 20, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.474 per share.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $29,263,425, which is calculated based on 34,427,559 shares of our outstanding common stock held by non-affiliates and a price of $0.85 per share, the closing price of our common stock on September 22, 2026, which is the highest closing sale price of our common stock on the Nasdaq Capital Market within the prior 60 days of this prospectus. During the prior twelve calendar month period that ends on and includes the date hereof, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 to Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and have elected to comply with reduced public company reporting requirements for this prospectus and the accompanying prospectus and the documents incorporated by reference herein or therein and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investors are purchasing securities of a Nevada holding company rather than securities of our subsidiaries incorporated in the United States, People’s Republic of China (the “PRC”) and Cayman Islands. Our pharmaceutical distribution business is primarily conducted through Hupan Pharmaceutical (Hubei) Co., Ltd. (“Hupan Pharmaceutical”), our operating subsidiary in the PRC. We have also commenced activities relating to our AI computing infrastructure business through our U.S. subsidiaries and continue to explore other business opportunities through our subsidiaries in other jurisdictions. Hupan Pharmaceutical is wholly owned by Sichuan Hupan Jincheng Enterprise Management Co., Ltd (“Sichuan Hupan”), a wholly foreign-owned enterprise established under PRC law that serves as our intermediate holding company in the PRC and is itself wholly owned by Quanome. We do not have, and have never had, any variable interest entity or contractual arrangement in lieu of equity ownership; each of our subsidiaries is directly or indirectly wholly owned by Quanome. Our ownership and operation of subsidiaries in the PRC involve unique legal and operational risks to investors in our common stock. In particular, the PRC government has significant authority to exert influence on the ability of a company with business operations in the PRC to conduct its business, accept foreign investments or list on a U.S. or other foreign exchanges. For example, Hupan Pharmaceutical and/or the Company may face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy. See “Risk Factors — Risks Related to Our Business Operations in the PRC — The PRC government may exert significant influence over our PRC subsidiaries’ operations, which could result in a material change in our operations and/or in the value of the securities we are registering, and could cause the value of our securities to significantly decline or become worthless” and “— We may be required to complete filing procedures with the CSRC in connection with future offerings of our securities under this registration statement, and we cannot assure you that we will be able to complete such filings in a timely manner or at all” in the accompanying prospectus. Such risks could result in a material change in our operations and/or the value of our common stock or could significantly limit or completely hinder our ability to offer or continue to offer our common stock to investors and cause the value of such common stock to significantly decline or become worthless.

Our PRC subsidiaries are required to obtain and maintain licenses, permits and filings from PRC authorities in order to conduct their business, including the business license, the Drug Business License, the Medical Device Business License, the Class II Medical Device Business Filing Certificate, and the Food Business License. As of the date of this prospectus, we believe our PRC subsidiaries have obtained the material requisite licenses and permits from, and completed the necessary filings with, the competent PRC authorities for their current business operations, and none has been denied. We have not been required to obtain, and have not been denied, any permission or approval from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other PRC governmental authority in connection with the filing of the registration statement of which this prospectus and the accompanying prospectus form a part. We do not believe that filings with the CSRC are required in connection with this Offering. Nevertheless, we may become subject to CSRC filing requirements, cybersecurity review or other permission requirements in the future. If we do not receive or maintain required permissions or approvals, if we inadvertently conclude that such permissions or approvals are not required, or if applicable laws, regulations or interpretations change such that we are required to obtain permissions or approvals in the future, we could be subject to fines, penalties or other sanctions, our operations could be restricted or suspended, and we could be prevented from offering or continuing to offer securities to investors, any of which could cause the value of our common stock to significantly decline or become worthless. See “Prospectus Summary — Permissions Required from the PRC Authorities for Our Operations and Offerings” in this prospectus.

Quanome is a Nevada holding company with no operations of its own. Quanome may transfer cash to its subsidiaries in the United States, PRC and the Cayman Islands through capital contributions, intra-group loans and other permissible arrangements, and cash may also be transferred within our organization through intra-group transactions to pay for services or goods provided. As of the date of this prospectus, Quanome has provided approximately US$12.7 million in aggregate funding to its PRC subsidiaries. A portion of such funding was retained by Sichuan Hupan, and a portion was transferred to Hupan Pharmaceutical, in each case to support the daily operations and working capital needs of the PRC subsidiaries. Quanome has not transferred any funds to its U.S. or Cayman Islands subsidiaries. As of the date of this prospectus, none of our subsidiaries has paid any dividend or made any distribution to Quanome or to any other person, no assets other than the cash funding described above have been transferred between Quanome and any of its subsidiaries, and Quanome has not declared or paid, and has no present plan to declare or pay, any cash dividend or dividend in kind to its stockholders. If Hupan Pharmaceutical realizes accumulated after-tax profits, it may, upon satisfaction of applicable statutory conditions and procedures, pay dividends or make other distributions to Sichuan Hupan as its sole shareholder. Sichuan Hupan may, in turn, subject to applicable PRC laws and foreign exchange requirements and to its own statutory reserve requirements, pay dividends or make other distributions to Quanome. If any of our Cayman Islands subsidiaries generates profits or otherwise has funds lawfully available for distribution in the future, such subsidiary may, subject to applicable Cayman Islands law and its constitutional documents, pay dividends or make other distributions to Quanome. Our U.S. subsidiaries may similarly make distributions or other permitted transfers to Quanome or other U.S. subsidiaries, subject to applicable law and the availability of legally distributable funds. With necessary funds, Quanome may pay dividends or make other distributions to U.S. investors and service any debt it may have incurred. Dividends paid by Sichuan Hupan to Quanome would be subject to PRC withholding income tax at a rate of 10%. Because Quanome holds Sichuan Hupan directly from the United States, no reduced treaty rate of the kind available to intermediate holding companies resident in Hong Kong or other treaty jurisdictions is available to us. Quanome and its subsidiaries have not adopted any cash management policy that dictates the purpose, amount and procedure of cash transfers among Quanome, its subsidiaries and investors; rather, funds are transferred in accordance with applicable laws and regulations in the PRC and the other jurisdictions in which we operate. Under applicable PRC laws and regulations, our PRC subsidiaries are subject to restrictions on foreign exchange, on the conversion of Renminbi into other currencies and on the remittance of funds to entities outside the PRC, and are each required to set aside at least 10% of their after-tax profits each year to fund a statutory reserve until that reserve reaches 50% of registered capital, which reserve may not be distributed to Quanome. To the extent our cash is held in the PRC or by a PRC entity, it may not be available to fund operations or make distributions outside the PRC. See “Prospectus Summary — Cash Transfer and Dividend Distribution” in this prospectus and “Risk Factors — Risks Related to Our Business Operations in the PRC — Restrictions on the ability of our PRC subsidiaries to make dividends and other distributions to us could limit our ability to fund our operations and make distributions to shareholders” in the accompanying prospectus.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”) and related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate completely, the U.S. Securities and Exchange Commission (the “SEC”) will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. Our independent registered public accounting firm is headquartered in Denver, Colorado, and has been inspected by the PCAOB on a regular basis. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restrictions on our access to the U.S. capital markets and trading of our securities.

The PRC government has oversight over the conduct of our PRC subsidiaries’ business, and its laws, regulations and policies may affect their operations. The PRC legal system is evolving rapidly, and we could be adversely affected by uncertainties regarding the enforcement of laws and by unexpected changes in laws and regulations. Rules and regulations in China can change quickly and with little advance notice. The PRC legal system encompasses government policies and internal administrative rules; new policies and rules may be introduced from time to time and may not be timely published, and existing policies and rules may be modified quickly with little advance notice and, in certain circumstances, with retroactive effect. We may be found to be in violation of such policies and rules if we fail to adapt to these regulatory developments in a timely and effective manner, and we may not become aware of a violation until after it has occurred. Any such sudden or unexpected change could result in a material change in our operations and in the value of the securities we are registering. The PRC government has recently published new policies that affected certain industries with respect to matters such as cybersecurity, data privacy, antitrust and competition, foreign investments, and overseas listings, and we cannot rule out the possibility that it will in the future release regulations or policies regarding Hupan Pharmaceutical’s industry that could adversely affect our financial condition and results of operations. Furthermore, the PRC regulatory authorities have recently issued new laws and regulations to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in PRC-based companies. Any such action, once taken by the PRC regulatory authorities, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. For so long as a significant portion of our business is operated through our PRC operating subsidiary, you should carefully consider the risks described under “Risk Factors — Risks Related to Our Business Operations in the PRC” beginning on page 10 of the accompanying prospectus before investing in our common stock.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement, page 8 of the accompanying prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus is October 21, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS

This prospectus relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in the accompanying prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $120,000,000. The $9,754,475 of shares of common stock that may be offered, issued and sold under this prospectus is included in the $120,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. In connection with such offers and when accompanied by the accompanying prospectus included in the registration statement of which this prospectus is a part, this prospectus will be deemed a prospectus supplement to such accompanying prospectus.

This prospectus relates to the offering of our shares of common stock. Before buying any of our shares of common stock that we are offering, we urge you to carefully read this prospectus and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this Offering of our shares of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this Offering. We have not, and the Sales Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this Offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this Offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Quanome” refer to Quanome Technologies, Inc. (formerly known as Lakeside Holding Limited), an entity incorporated under the laws of the State of Nevada. References to the “Company,” “we,” “us,” “our” and similar references refer to  Quanome Technologies, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities. For purposes of this prospectus, references to “China” or the “PRC” refer to the People’s Republic of China, including the Hong Kong Special Administrative Region and the Macau Special Administrative Region; provided, however, that because Hong Kong and Macau have separate legal systems, references to PRC laws and regulations and legal or regulatory matters relating to our operations in the PRC refer to those applicable to our operations in mainland China, unless otherwise specified.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference in this prospectus, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, which are incorporated by reference into this prospectus. Additional factors are discussed under the section entitled “Risk Factors” in this prospectus and any free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

S-iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. This summary is not intended to be complete and does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page S-11 of this prospectus supplement and other documents or information included or incorporated by reference in this prospectus before making an investment decision.

Overview

Our business currently consists of three principal areas of focus: (i) our established, revenue-generating pharmaceutical distribution operations through Hupan Pharmaceutical; (ii) our recently initiated AI computing infrastructure business through our U.S. subsidiaries, focused on providing dedicated AI compute capacity and managed inference services and (iii) our strategic focus on quantum-related and certain other advanced technology activities, which remains in the development and evaluation stage and has not generated revenue as of the date of this prospectus.

Prior to February 12, 2026, in addition to engaging in the distribution of pharmaceutical products through Hupan Pharmaceutical (Hubei) Co., Ltd. (“Hupan Pharmaceutical”), we also operated as a U.S.-based integrated cross-border supply chain solutions provider with a strategic focus on the Asian market. On February 12, 2026, we transferred the operations of American Bear Logistics Corp. (“ABL Chicago”) to an unrelated third party, which obtained operational control and substantially all economic interests associated with the business. Following the transfer, we ceased substantive involvement in ABL Chicago’s cross-border freight forwarding and logistics business. The disposal represents a strategic shift in our operations and allows management to further streamline resources and focus on the development and expansion of our pharmaceutical distribution business.

Our continuing operations are focused on the distribution of pharmaceutical products in China through Hupan Pharmaceutical. Revenue from continuing pharmaceutical operations was primarily derived from selling infusion products, foods for special medical purposes, and specialty pharmaceuticals to hospitals, pharmaceutical distributors and other healthcare providers.

Beginning in September 2026, we commenced activities relating to the provision of artificial intelligence compute capacity and managed inference services through our indirectly wholly owned subsidiary, XDT Infrastructure I, LLC, a Delaware limited liability company (“XDT”). Under this business model, XDT procures, owns and operates servers and related computing infrastructure for its own account and makes computing capacity available to customers as a service. Capacity allocated to a customer is logically and operationally segregated from capacity allocated to other customers, with the level of segregation depending on the applicable customer arrangement. Customers may specify the artificial intelligence models to be deployed on the capacity allocated to them, subject to technical compatibility, licensing and other applicable requirements. XDT’s role is primarily to provide and operate the underlying computing infrastructure and managed inference environment. As of the date of this prospectus, the Company does not plan to develop or train proprietary AI models and does not use customer-provided content to train models unless separately authorized by the applicable customer. The Company has entered into arrangements relating to infrastructure procurement, colocation services and related operational capabilities, as well as a customer service agreement under which the commencement of services remains subject to the satisfaction of certain conditions. The Company intends to expand its customer base and computing infrastructure capabilities as this business develops.

Separately, the Company is evaluating opportunities to reposition its business from traditional pharmaceutical distribution services toward quantum-enabled artificial intelligence and post-quantum cryptography. The Company intends to conduct these activities through its subsidiary, Quantum Nexus Technologies Ltd. (“Quantum Nexus”), a Cayman Islands exempted company incorporated in May 2026. As part of this strategic initiative, the Company expects to develop computational capabilities through Quantum Nexus that may have applications in therapeutic discovery. The Company may also pursue collaborations, acquisitions or other strategic transactions involving laboratories and research teams engaged in therapeutic discovery and clinical research. As of the date of this prospectus, the Company has not entered into any definitive agreement with respect to any such transaction, and there can be no assurance that any transaction will be consummated or, if consummated, as to its timing or terms. As of the date of this prospectus, the Company has not generated any revenue from these activities.

The Company continually evaluates potential opportunities to expand and diversify its business operations. Smart Reserve Holding LTD and Smart Reserve Inc were formed in connection with the Company’s preliminary evaluation of potential opportunities relating to digital asset business activities. As of the date of this prospectus, the Company has not commenced any such business and has not adopted any concrete operational plan relating thereto. Any future expansion initiatives may be affected by factors including market conditions, capital availability, regulatory developments, operational execution, technological requirements, and management resources.

To reflect its broader strategic direction, effective August 3, 2026, the Company changed its corporate name from Lakeside Holding Limited to Quanome Technologies, Inc. Beginning with the opening of trading on August 4, 2026, the Company’s common stock began trading on the Nasdaq Capital Market under the Company’s new corporate name and the new ticker symbol “QNME.”

Solutions and Services

Pharmaceutical Distribution

Our pharmaceutical business operations are positioned in the midstream segment of the pharmaceutical industrial ecosystem, operating between upstream pharmaceutical manufacturers and downstream medical end customers. We do not manufacture the products that we distribute. We source products from multiple manufacturers and suppliers, and distribute them primarily to hospitals, pharmaceutical distributors and other healthcare providers. Our principal product categories currently include infusion products, foods for special medical purposes, and specialty pharmaceuticals.

Our distribution activities generally involve identifying products suitable for our customer base, coordinating procurement from manufacturers and suppliers, arranging orders and facilitating delivery through logistics and warehousing service providers. Our ability to conduct these activities depends on our relationships with manufacturers, suppliers, agents, customers and other service providers involved in the distribution process.

We conduct sales primarily through agents who assist with customer development, order coordination and ongoing customer relationships. Our sales process may involve hospital procurement procedures, distributor purchase orders, government or regional bidding programs and other applicable procurement arrangements. During the past three fiscal quarters ended March 31, 2026, we recognized revenue from more than 55 customers, approximately five of whom accounted for more than 10% of our total revenue each.

Changes in procurement prices, bidding cycles, hospital demand, government price controls, healthcare reforms, and product availability may lead to fluctuations in our revenue and gross profit margins. In addition, market price competition and participation in government procurement programs may compress profit margins. Because profitability varies among our product categories, adjusting the revenue mix of our product offerings may partially offset such margin pressure.

Meanwhile, we expect to capture additional business growth opportunities and access new business segments in response to industry developments, such as population aging, increased sales volume of innovative and biologic drugs, rising demand for hospital supply, processing and distribution services, expansion of primary medical institutions and direct-to-patient specialty pharmacies, growing demand for professional pharmaceutical logistics services, and consolidation in the pharmaceutical distribution industry. Our ability to pursue these opportunities will depend on, among other factors, customer demand, regulatory requirements, supplier relationships, available capital and our operational capabilities.

AI Compute Capacity and Managed Inference Services

Beginning in September 2026, the Company, through its indirectly wholly owned subsidiary, XDT Infrastructure I, LLC, a Delaware limited liability company, commenced activities relating to the provision of artificial intelligence compute capacity and managed inference services.

Under this business model, the Company’s subsidiary procures, owns and operates servers and related computing infrastructure for its own account, and makes capacity on that infrastructure available to customers as a service. Capacity allocated to a customer is logically and operationally segregated from capacity allocated to other customers, with the level of segregation depending on the applicable customer arrangement. Customers may specify the artificial intelligence models to be deployed on the capacity allocated to them, which may include customer-provided or appropriately licensed third-party models, subject to technical compatibility, licensing and other applicable requirements, while XDT operates the underlying computing infrastructure and managed inference environment.

The Company’s current business model is generally structured around infrastructure capacity. XDT manages the underlying servers, hardware environment and related operational infrastructure, deploys or supports deployment of customer-selected models, and makes the resulting inference capacity available to customers through a managed application programming interface, or API. Customers are generally entitled to the outputs generated by the capacity allocated to them during the applicable service period.

The Company’s principal service commitment under this model is focused on the availability and operation of the dedicated computing infrastructure rather than a guaranteed amount of token output, throughput or latency. Actual token generation and inference performance may vary depending on a number of factors, including the hardware configuration, model architecture, model size, software stack, customer workload, networking conditions and other technical factors. Accordingly, the Company does not currently intend to guarantee a specified quantity of tokens or a particular level of model performance unless otherwise expressly agreed with a customer.

The Company expects this business to generate revenue primarily through fees for compute capacity and related managed infrastructure services, which may include server operation, hosting, model deployment support, API access, monitoring and related technical services. The Company may in the future expand the scope of these services to include additional model optimization, inference management, software orchestration or other AI infrastructure services, depending on customer demand and the availability of suitable computing resources. As of the date of this prospectus, the Company does not plan to develop or train proprietary AI models and does not use customer-provided content to train models unless separately authorized by the applicable customer.

Depending on the applicable customer arrangement and the infrastructure available from upstream providers, customer workloads may be deployed either on dedicated capacity with physical segregation or on shared infrastructure with logical segregation. In a dedicated configuration, the computing resources allocated to a customer may be deployed on dedicated nodes, GPUs and local storage, and may also be housed in dedicated racks or cages with separate network and storage resources and applicable physical access controls. In a shared configuration, customer workloads may operate on shared underlying hardware but are segregated through measures such as separate credentials, resource quotas, logging and defined storage scopes. The applicable segregation model is determined by the relevant customer agreement and available infrastructure arrangements. The use of dedicated or physically segregated infrastructure does not affect ownership of customer data, which remains with the applicable customer.

As of the date of this prospectus, the Company has entered into agreements to purchase 64 servers designed for high-performance artificial intelligence computing workloads. XDT has entered into a customer service agreement, under which the commencement of services remains subject to the satisfaction of certain conditions. The Company is evaluating additional customer opportunities, negotiating capacity arrangements, and expanding its technical team and infrastructure capabilities. The business remains at an early stage, and there can be no assurance that the Company will be able to scale these operations, secure sufficient computing resources, satisfy the conditions required to commence services under its existing customer agreement, attract additional customers or generate meaningful revenue from this business.

Initiatives in Quantum-Related Technologies and Applications

Starting in the second half of 2026, through our wholly owned subsidiary, Quantum Nexus, we began evaluating opportunities involving the implementation of our quantum application strategy by leveraging third-party technology and development resources to evaluate and develop quantum-related and certain other advanced technology activities across various industries. These activities remain in the development and evaluation stage.

In August 2026, we announced the establishment of our Global Quantum Council and Scientific Advisory Network as part of our broader strategy to expand our access to scientific and technical expertise and identify potential opportunities involving quantum science and related advanced technologies. Through these advisory platforms, we intend to deepen our understanding of emerging technologies, support scientific evaluation and explore potential research collaborations, strategic partnerships, commercial initiatives and investment opportunities. We have begun identifying potential subject matter experts in these areas and expect to formalize certain relationships over time. The Global Quantum Council and Scientific Advisory Network are advisory initiatives and do not, by themselves, constitute separate operating businesses.

As of the date of this prospectus, we have not generated any revenue from these activities. We will continue to assess the technologies, potential use cases, market opportunities and resources that may be required to pursue this strategy. There can be no assurance that our evaluation and development efforts will result in a commercially viable business, product or service.

Our Operations in the PRC

As of the date of this prospectus, our pharmaceutical business is operated through Hupan Pharmaceutical, our operating subsidiary in the PRC, which is wholly owned by Sichuan Hupan, our intermediate holding company in the PRC. Such structure and our operations in the PRC involves unique legal and operational risks to investors in our common stock. In particular, the PRC government has significant authority to exert influence on the ability of a company with operations in the PRC, such as us, to conduct its business, accept foreign investments or list on a U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy. Such risks could result in a material change in our operations and/or the value of our common stock or could significantly limit or completely hinder our ability to offer or continue to offer our common stock to investors and cause the value of such common stock to significantly decline or become worthless. As we are a company with business operations in the PRC that remain subject to the applicable PRC regulatory framework, you should pay special attention to risk factors included or incorporated herein.

The PRC government has significant oversight over the conduct of our business and its laws, regulations and policies may intervene or influence our operations at any time, which could result in a material change in our operations and in the value of the securities we are registering, and could cause the value of our securities to significantly decline or become worthless. The PRC government has recently published new policies that affected certain industries with respect to matters such as cybersecurity, data privacy, antitrust and competition, foreign investments, and overseas listings, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC regulatory authorities have recently issued new laws and regulations to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in PRC-based companies. Any such action, once taken by the PRC regulatory authorities, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risks Related to Our Business Operations in the PRC — The PRC government may exert significant influence over our PRC subsidiaries’ operations, which could result in a material change in our operations and/or in the value of the securities we are registering, and could cause the value of our securities to significantly decline or become worthless” and “— Compliance with the PRC’s laws, regulations and guidelines relating to data security, cybersecurity and privacy and any other future laws and regulations may entail significant expenses and could affect our business” beginning on pages 10 and 16 of the accompanying prospectus.

Our ability to transfer cash within our corporate group and to distribute earnings to our shareholders is subject to applicable PRC laws and regulations governing foreign exchange and cross-border remittances. As a Nevada holding company, we may rely on dividends and other distributions from Hupan Pharmaceutical to fund our operations, satisfy our cash and financing requirements and make distributions to our shareholders. The ability of Hupan Pharmaceutical to make such distributions may also be subject to restrictions under applicable debt arrangements, if any. Accordingly, our ability to transfer funds from our PRC subsidiary to Quanome or to U.S. investors may be limited. For additional information, see “Prospectus Summary — Cash Transfer and Dividend Distribution” and “Risk Factors — Risks Related to Our Business Operations in the PRC — Restrictions on the ability of our PRC subsidiaries to make dividends and other distributions to us could limit our ability to fund our operations and make distributions to shareholders” beginning on page 11 of the accompanying prospectus.

Permissions Required from the PRC Authorities for Our Operations and Offerings

Permissions Required for Our Operations

As of the date of this prospectus, we believe Hupan Pharmaceutical has obtained all of the material licenses, permits, filings and qualifications required for its current business operations. Each such license, permit, filing, and qualification remains in full force and effect, and none has been denied, revoked, suspended or, to our knowledge, is subject to any pending revocation or suspension proceeding. These licenses, permits and filings include the business license (营业执照), the Drug Business License (药品经营许可证), the Medical Device Business License (医疗器械经营许可证), the Class II Medical Device Business Filing Certificate (第二类医疗器械经营备案凭证) and the Food Business License (食品经营许可证), among others. Sichuan Hupan holds a business license and, as an intermediate holding company that does not conduct operating activities, is not required to hold additional operating licenses or permits. Our subsidiaries do not develop, manufacture or hold marketing authorization for any of the products they distribute; accordingly, drug registration certificates, drug marketing authorization holder status and drug manufacturing licenses are held by, and remain the responsibility of, the manufacturers and marketing authorization holders from which they source. Given the changes and developments of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we or our subsidiaries may be required to obtain additional licenses, permits or approvals or complete additional filings for business operations in the future, including if we expand the range of products we distribute or the geographic scope of our operations. If any of our subsidiaries is found to be in violation of any existing or future laws or regulations, or fails to obtain or maintain any of the required permits or approvals in a timely manner, or at all, the competent regulatory authorities would have discretion to take action regarding such violations or failures.

Cybersecurity Review

On December 28, 2021, the CAC and 12 other PRC government authorities jointly published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the competent PRC governmental authorities have the authority to initiate a cybersecurity review even without a specific application against a company if they determine certain network products, services or data processing activities of such company affect or may affect national security.

As of the date of this prospectus, neither we nor any of our PRC subsidiaries has been notified by any PRC regulatory authority that it is a “critical information infrastructure operator,” a “network platform operator” or a “data processor” subject to cybersecurity review, and neither we nor any of our PRC subsidiaries has applied for or been required to apply for a cybersecurity review. We do not believe that Hupan Pharmaceutical is required to apply for a cybersecurity review in connection with this Offering because it is not a network platform operator and has not processed, and does not expect in the foreseeable future to process, the personal information of more than one million users. No cybersecurity review has been applied for and denied. This conclusion is subject to uncertainty as to how the Cybersecurity Review Measures and the Regulation on Network Data Security Management (the “Network Data Regulations”) will be interpreted and enforced.

CSRC Filing Requirements

The Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, together with five supporting guidelines, promulgated by the CSRC, became effective on March 31, 2023 (the “Trial Measures”). Under the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, directly or indirectly, are required to complete a filing procedure with the CSRC and report relevant information.

Under the Trial Measures, an overseas offering and listing by an issuer is deemed an indirect overseas offering and listing by a PRC domestic company where both of the following conditions are met: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets, as reflected in its audited consolidated financial statements for the most recently completed fiscal year, is attributable to PRC domestic companies; and (ii) the principal parts of the issuer’s business activities are conducted in mainland China, its principal place of business is located in mainland China, or the majority of the senior management personnel responsible for its business operations are PRC citizens or have their usual places of residence in mainland China. The second condition is satisfied if any one of its three limbs is met.

With respect to the first condition, following the disposal of ABL Chicago in February 2026, substantially all of our revenue is derived from our PRC operations for the most recently completed fiscal year, and we expect that the 50% threshold will be satisfied by reference to our audited consolidated financial statements for the fiscal year ended June 30, 2026. With respect to the second condition, we do not believe that any of the three alternative criteria is satisfied. Our principal executive office is located in New York, New York, and less than a majority of our senior management personnel responsible for our business operations are PRC citizens or have their usual places of residence in mainland China. In addition, we have commenced activities relating to our AI computing infrastructure business through our U.S. subsidiaries, including arrangements for computing infrastructure procurement, colocation services and related operational capabilities. We expect the revenue and operating costs associated with this business during the fiscal quarter and fiscal year in which this prospectus is filed to substantially exceed those of our PRC operations. Based on our current business activities and organizational structure, we believe that the principal parts of our business activities are not conducted in mainland China and, accordingly, that the second condition under the Trial Measures is not satisfied.

We are a Nevada holding company whose common stock is already listed on Nasdaq. We believe that the offering does not, by itself, constitute a completed overseas securities offering requiring a filing with the CSRC under the Trial Measures, and accordingly we have not made, and have not been required to make, any filing with the CSRC in respect of this registration statement. No such filing has been made and rejected, and no permission or approval of the CSRC has been denied to us. However, if our business operations or other relevant circumstances change, or if the CSRC adopts a different interpretation of the Trial Measures or determines that we are subject to its filing requirements, we may be required to complete filing procedures with the CSRC in connection with future offerings or takedowns under this registration statement. We cannot assure you that the CSRC will agree with our assessment or that we would be able to complete any required filings in a timely manner or at all. See “Risk Factors — Additional Risks Related to this Offering — Although we believe that CSRC filings are not required in connection with this Offering, the CSRC may reach a different conclusion or impose filing requirements in the future, which could adversely affect our ability to raise capital” in this prospectus.

Consequences of Failing to Obtain or Maintain Required Permissions

As of the date of this prospectus, other than the CSRC filing that may be required in connection with a future offering and the governmental permissions and licenses required for our PRC subsidiaries as described above, we are not covered by any permission requirement from the CSRC, the CAC or any other PRC governmental authority that is required to approve our operations or the future offering of the securities being registered, we have received all requisite permissions and approvals from, and completed all necessary filings with, the competent PRC authorities that are explicitly required under currently effective PRC laws, regulations and rules, and no such permission, approval or filing has been denied.

If we or our PRC subsidiaries (i) do not receive or maintain any required permission or approval, (ii) inadvertently conclude that a permission or approval is not required, or (iii) become subject to a requirement to obtain a permission or approval as a result of a change in applicable laws, regulations or their interpretation, we may be unable to obtain the relevant permission or approval in a timely manner or at all, and any permission or approval obtained may be rescinded. In any such case, we and our PRC subsidiaries could be subject to fines, monetary penalties, orders to rectify, warnings, confiscation of income, suspension or revocation of licenses, restrictions or suspension of operations, and other regulatory, civil or criminal liabilities. We could also be delayed or prevented from completing future offerings under this registration statement, be required to delist our securities from a U.S. exchange, or be prohibited from offering securities to foreign investors. Any of these outcomes could result in a material change in our operations and in the value of our securities, could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless.

Implications of the Holding Foreign Companies Accountable Act

Trading in our securities on U.S. markets, including the Nasdaq, may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (the “PCAOB”) determines that it is unable to inspect or investigate completely our auditor for two consecutive years.

Our independent registered public accounting firm, ZH CPA, LLC, is headquartered in Denver, Colorado, and is subject to regular PCAOB inspection. It was not among the firms covered by the PCAOB’s December 2021 determinations regarding registered public accounting firms headquartered in mainland China and Hong Kong, which the PCAOB vacated in December 2022. We have not been identified as a Commission-identified Issuer and do not expect to be identified as one on the basis of our current audit arrangements.

Nevertheless, a substantial portion of our books and records is located in the PRC, and our auditor must obtain access to audit documentation located there. If PRC regulators were to take any position or action that prevented our auditor from providing audit documentation located in China to the PCAOB for inspection or investigation, you could be deprived of the benefits of PCAOB inspection, which could result in limitations or restrictions on our access to the U.S. capital markets and on trading in our securities. See “Risk Factors — Risks Related to Our Business Operations in the PRC — The enacted “Holding Foreign Companies Accountable Act” and the “Accelerating Holding Foreign Companies Accountable Act” call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors. These developments could add uncertainties to the market for our common stock” in the accompanying prospectus.

Cash Transfer and Dividend Distribution

Quanome may transfer cash to its United States, PRC and Cayman Islands subsidiaries through capital contributions, intra-group loans and other permissible arrangements. In particular, funds may be transferred among Quanome and its U.S. subsidiaries, and among such U.S. subsidiaries, through capital contributions, intra-group loans, payments for services or goods and other permissible intra-group arrangements to support their respective operations, working capital and business activities. Quanome may also transfer funds to Sichuan Hupan, our wholly owned intermediate holding company in the PRC, which may in turn transfer such funds to Hupan Pharmaceutical, our PRC operating subsidiary, through capital contributions, intra-group loans or other permissible arrangements to fund Hupan Pharmaceutical’s operations and working capital needs. Cash may also be transferred through our organization by way of intra-group transactions to pay for services or goods provided, subject to applicable laws and regulations. If Hupan Pharmaceutical realizes accumulated after-tax profits, it may, upon satisfaction of applicable statutory conditions and procedures, pay dividends or make other distributions to Sichuan Hupan as its shareholder. Sichuan Hupan may, in turn, subject to applicable PRC laws and foreign exchange requirements, pay dividends or make other distributions to Quanome. Similarly, our U.S. and Cayman Islands subsidiaries may, subject to applicable laws and the availability of legally distributable funds, make dividends or other distributions to Quanome. With legally available funds, Quanome may pay dividends or make other distributions to its stockholders, including U.S. investors and service any debt it may have incurred.

As of the date of this prospectus, Quanome has provided approximately US$12.7 million in aggregate funding to its PRC subsidiaries. A portion of such funding was retained by Sichuan Hupan, and a portion was transferred to Hupan Pharmaceutical, in each case to support the daily operations and working capital needs of the PRC subsidiaries. Quanome has not transferred any cash to its U.S. or Cayman Islands subsidiaries. As of the date of this prospectus, other than the cash funding described above, no assets were transferred between Quanome and any of its subsidiaries. No subsidiaries paid any dividends or made any other distributions to Quanome, and Quanome did not pay any dividends or make any other distributions to its stockholders, including U.S. investors. Quanome and its subsidiaries currently do not maintain a formal cash management policy governing transfers of funds within the organization.

Under PRC laws and regulations, we are subject to restrictions on foreign exchange and cross-border cash transfers, including to U.S. investors. Our ability to distribute earnings to Quanome and U.S. investors is also limited. Quanome is a Nevada holding company and it may rely on dividends and other distributions on equity paid by its PRC subsidiaries for its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders and service any debt it may incur. When the PRC subsidiaries incur debt on their own behalf, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to Quanome. Under PRC laws and regulations, the PRC subsidiaries may pay dividends only out of their respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a PRC company is required to set aside at least 10% of its after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. At its discretion, a PRC company may allocate a portion of its after-tax profits based on PRC accounting standards to a staff welfare and bonus fund. These reserve fund and staff welfare and bonus fund cannot be distributed to Quanome as dividends. In addition, our PRC operating subsidiary generates its revenue primarily in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of the PRC subsidiaries to pay dividends to Quanome.

Regulatory Requirements on Foreign Exchange and Cross-Border Transfers

Our ability to provide additional funding to our PRC subsidiaries may be subject to PRC regulatory requirements and restrictions. Historically, we have provided funding to a PRC subsidiary through capital contributions. We currently have no plans to provide additional funding to our PRC subsidiaries. However, if additional funding is required in the future, we may provide such funding through capital contributions, loans or other permissible arrangements. Capital contributions to PRC subsidiaries that are foreign-invested enterprises may be subject to applicable corporate registration, foreign exchange registration and other procedures with the relevant PRC authorities or qualified banks. Loans by an offshore parent to its PRC subsidiaries may constitute foreign debt under PRC law and are subject to applicable statutory limits, foreign exchange registration and other requirements.

Accordingly, if our PRC subsidiaries require additional funding from us in the future, including funding derived from the proceeds of any offering under this registration statement, our ability to provide such funding may depend on our completion of applicable registrations, filings and other procedures under PRC law. We cannot assure you that we will be able to complete any such required procedures on a timely basis, or at all. Any failure or delay in completing applicable procedures could restrict or delay our ability to use proceeds from future offerings to fund our PRC subsidiaries and could adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors — Risks Related to Our Business Operations in the PRC — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may restrict or delay us from using the proceeds of future offerings to make loans or additional capital contributions to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business.”

Corporate Information

Quanome Technologies, Inc. (formerly Lakeside Holding Limited) was incorporated under the laws of the State of Nevada on August 28, 2023. On July 31, 2026, Quanome filed with the Secretary of State of the State of Nevada a Certificate of Amendment to change its name from “Lakeside Holding Limited” to “Quanome Technologies, Inc.” (the “Name Change Amendment”). The Name Change Amendment became effective at 5:00 p.m. Eastern Time on August 3, 2026. Beginning with the opening of trading on August 4, 2026, the Company’s common stock began trading on The Nasdaq Capital Market under the Company’s new corporate name, Quanome Technologies, Inc., and the new ticker symbol “QNME” (the “Symbol Change”). The CUSIP number for the Company’s common stock did not change in connection with the Name Change Amendment or the Symbol Change.

Hupan Pharmaceutical was incorporated in the People’s Republic of China on November 21, 2024 and is our current operating subsidiary. Sichuan Hupan was incorporated in the People’s Republic of China on July 10, 2024 as a wholly foreign-owned enterprise and serves as our intermediate holding company in the PRC. Smart Reserve Holding LTD, Smart Reserve Inc and Quantum Nexus Technologies Ltd. were incorporated in the Cayman Islands on September 16, 2025, September 25, 2025 and May 15, 2026, respectively; none of them has commenced operations or generated any revenue. XDT, Inc., XDT US HoldCo, LLC, XDT Infrastructure I, LLC, and XDT Infrastructure II, LLC were incorporated in the State of Delaware on September 10, 2026. We do not have, and have never had, any variable interest entity or contractual arrangement in lieu of equity ownership. Each of our subsidiaries is directly or indirectly wholly owned by Quanome. Our principal executive office is located at 112 W 34th St, FL 18, Room 18022, New York, NY 10120, and our telephone number is (778) 888-7232.

Our website address is https://quanometech.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended, or the Securities Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies.

Accordingly, in this prospectus, we (i) have presented only two years of audited financial statements; and (ii) have not included a compensation discussion and analysis of our executive compensation programs. In addition, for so long as we are an emerging growth company, among other exemptions, we will:

●	not be required to engage an independent registered public accounting firm to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

●	not be required to comply with the requirement in Public Company Accounting Oversight Board Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report;

●	be permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including in this prospectus;

●	not be required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation; or

●	not be required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes.”

We will remain an “emerging growth company” until the earliest occurrence of:

●	our reporting of $1.235 billion or more in annual gross revenue;

●	our becoming a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

●	our issuance, in any three-year period, of more than $1.0 billion in non-convertible debt; and

●	the fiscal year end following the fifth anniversary of the completion of our initial public offering.

The Jumpstart Our Business Startups Act of 2012, or the JOBS Act, also permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this extended transition period under the JOBS Act.

We also qualify as a “smaller reporting company,” meaning that the market value of our common stock is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this Offering if either (i) the market value of our common stock is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Issuer	Quanome Technologies, Inc. (formerly known as Lakeside Holding Limited)

Common stock to be offered by us pursuant to this prospectus

Up to 20,579,061 shares of our common stock having an aggregate offering price of up to approximately $9,754,475 at an assumed offering price of $0.474 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on October 20, 2026.

Common stock to be outstanding after the offering	Up to 55,006,620 shares of our common stock (as more fully described in the notes following this table), assuming sales of approximately $9,754,475 shares of our common stock, or 20,579,061 shares of our common stock in this Offering at an assumed offering price of $0.474 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on October 20, 2026. The actual number of shares issued will vary depending on the sales price under this Offering.(1)

Manner of offering

“At the market offering” as defined in Rule 415(a)(4) pursuant to which we may issue and sell shares of our common stock, from time to time through or to the Sales Agent, acting as our agent or principal, of which up to $9,754,475 of shares of our common stock (or 20,579,061 shares of our common stock in this Offering at an assumed offering price of $0.474 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on October 20, 2026) are covered by this prospectus. See the section of this prospectus entitled “Plan of Distribution.”

Use of proceeds	We currently intend to use the net proceeds from this Offering for working capital and general corporate purposes, business development and potential strategic transactions, including acquisitions. See the section of this prospectus entitled “Use of Proceeds.” As of the date of this prospectus, we have no definitive plans, agreements or arrangements with respect to any acquisitions for which we intend to use the net proceeds from this Offering.

Risk factors	You should read the “Risk Factors” section of this prospectus, the accompanying prospectus, and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market Trading Symbol	QNME

Unless we indicate otherwise, all information in this prospectus is based on 34,427,559 shares of our common stock outstanding as of October 20, 2026. The number of shares outstanding as used throughout this prospectus, unless otherwise indicated, excludes, as of October 20, 2026:

●	520,909 shares of our common stock issuable upon exercise of outstanding warrants held by L1 Capital Global Opportunities Master Fund, Ltd., consisting of 318,827 warrants issued on March 5, 2025 at an exercise price of $1.9098 per share, and 202,082 warrants issued on April 22, 2025 at an exercise price of $1.1929 per share;

●	75,000 shares of our common stock issuable upon exercise of outstanding warrants held by The Benchmark Company, LLC and Axiom Capital Management, Inc., commencing on December 30, 2024 at an exercise price of $4.5 per share; and

●	5,000,000 additional shares of our common stock reserved for future issuance under our equity incentive plans.

The number of shares issuable upon exercise of the warrants and the applicable exercise prices are subject to adjustment under the terms of the related securities purchase agreement and the respective warrants, including upon the occurrence of certain corporate actions or dilutive issuances.

RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should consider carefully the risks described below and those described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2026 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, the accompanying prospectus, and the documents incorporated by reference into this prospectus before deciding whether to purchase any of the common stock being offered under this prospectus. The risks and uncertainties we have described are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” in this prospectus.

Additional Risks Related to this Offering

If we are unable to regain and maintain compliance with Nasdaq’s continued listing requirements, including the minimum bid price requirement for which we are currently subject to a second compliance period, our common stock could be delisted, which could materially and adversely affect the liquidity and value of the shares of our common stock sold in this Offering and our ability to raise capital.

On January 7, 2026, we received notice from Nasdaq that we were not in compliance with the minimum bid price requirement because the closing bid price of our common stock had remained below $1.00 per share for 30 consecutive business days. On July 9, 2026, the Company received a second notice (the “Second Notice”) from Nasdaq indicating that, while the Company has not yet regained compliance with the bid price requirement, the Staff has determined that the Company is eligible for an additional 180 calendar day period, or until January 4, 2027 (the “Second Compliance Period”), to regain compliance. According to the Second Notice, the Staff’s determination was based on (i) the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and (ii) the Company’s written notice of its intention to cure the deficiency during the Second Compliance Period by effecting a reverse stock split, if necessary. However, there can be no assurance that we will be able to regain or maintain compliance with Nasdaq’s listing requirements.

If our common stock is delisted from Nasdaq, the market liquidity of our common stock could be materially adversely affected, and our ability to raise capital on favorable terms, or at all, could be impaired. Delisting could also adversely affect investor confidence, analyst coverage, and business development opportunities. In addition, our common stock could become subject to the SEC’s penny stock rules, which may further reduce trading activity and limit investors’ ability to buy or sell our common stock.

Our management will have broad discretion over the use of proceeds from this Offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this Offering. We intend to use the net proceeds from this Offering, if any, for working capital and general corporate purposes, business development and potential strategic transactions, including acquisitions. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our common stock. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our common stock to decline. Pending their use, we may invest the net proceeds from this Offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

The Company’s stock price has fluctuated in the past and may be volatile in the future, and as a result, investors in our common stock could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile, and may be volatile in the future. By way of example, on September 18, 2026, the reported low sale price of our common stock on the Nasdaq Capital Market was $0.29, and the reported high sales price was $1.03. From October 20, 2025 through October 20, 2026, the reported closing price of our common stock on the Nasdaq Capital Market has fluctuated between $0.26 and $1.30 per share. Such volatility can be attributable to a number of factors. For example, we may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance or prospects. The stock market has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock. The market price for our common stock may be influenced by many factors, including the following:

●	investor reaction to our business strategy;

●	our ability to maintain or increase sales of our products;

●	our ability to maintain and expand relationships with pharmaceutical manufacturers and suppliers;

●	changes in supply terms, pricing arrangements, product availability, or procurement costs;

●	changes in reimbursement policies, healthcare regulations, or governmental oversight affecting our products or customers;

●	changes in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

●	successes or challenges in our collaborative arrangements or alternative funding sources;

●	developments affecting the pharmaceutical distribution, healthcare, and life sciences industries;

●	actual or perceived changes in the interpretation or enforcement of laws, regulations, and governmental policies in China that affect our business, industry, or corporate structure;

●	the addition or departure of key personnel;

●	regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our products;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	our ability or inability to raise additional capital and the terms on which we raise it;

●	declines in the market prices of stocks generally;

●	our public disclosure of the terms of any financing which we consummate in the future;

●	an announcement that we have effected a reverse split of our common stock and treasury stock;

●	our failure to be profitable;

●	our failure to raise working capital;

●	any acquisitions we may consummate;

●	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

●	cancellation of key contracts;

●	our failure to meet financial forecasts it publicly discloses;

●	trading volume of our common stock;

●	sales of our common stock by us or our stockholders;

●	general economic, industry and market conditions; and

●	other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as hurricanes, floods, fires, earthquakes, tornadoes or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of its suppliers or result in political or economic instability.

Further, the stock market in general, and the securities of smaller-cap healthcare and pharmaceutical companies in particular, have experienced significant price and volume volatility. Continued market fluctuations could result in substantial volatility in the market price of our common stock, which could cause investors to lose some or all of their investment.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. Since the stock price of our common stock has fluctuated in the past, has been volatile recently and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against the Company, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect its business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current prices or that future sales of our common stock will not be at prices lower than those sold to investors.

Additionally, recently, securities of certain companies have experienced significant and extreme volatility in stock price due to short sellers of shares of common stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks has abated. While the Company has no reason to believe its shares would be the target of a short squeeze, there can be no assurance that it won’t be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from its underlying value.

If you purchase shares of our common stock sold in this Offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may in the future issue additional equity securities or securities convertible into or exchangeable for equity securities, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this Offering. Assuming that an aggregate of 20,579,061 shares of our common stock are sold at a price of $0.474 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on October 20, 2026, new investors in this Offering will incur immediate dilution of $0.18 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2026 after giving effect to this Offering and the assumed price. For a more detailed discussion of the foregoing, see the section entitled “Dilution” elsewhere in this prospectus. To the extent that our outstanding warrants are exercised, there will be further dilution to new investors.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors. There are no commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our Board of Directors, may further dilute the equity ownership of our stockholders.

We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this Offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this Offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

Upon exercise of our outstanding warrants, we will be obligated to issue additional shares of common stock, which will dilute our present shareholders.

We are obligated to issue additional shares of our common stock in connection with any exercise or conversion, as applicable, of our outstanding warrants. As of the date of this prospectus, there were warrants outstanding exercisable for an aggregate of 595,909 shares of our common stock. The exercise of warrants will cause us to issue additional shares of our common stock and will dilute the percentage ownership of our shareholders. Certain of these warrants contain anti-dilution and price-adjustment provisions that may, under specified circumstances, reduce the applicable exercise price and increase the number of shares issuable upon exercise, which could result in additional dilution to our stockholders. In addition, we may in the future exchange outstanding securities for other securities on terms that are dilutive to the securities held by other shareholders not participating in such an exchange.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our Articles of Incorporation, as amended (the “Articles of Incorporation”), authorizes the issuance of 2,000,000,000 shares of our common stock and 1,000,000,000 shares of preferred stock. In certain circumstances, shares of our common stock, as well as the awards available for issuance under our equity incentive plans, can be issued by our Board of Directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of our common stock and preferred stock. In addition, the issuance of certain securities, including pursuant to the terms of our stockholder rights plan, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this Offering for the foreseeable future. In addition, we are a holding company, and our ability to pay dividends, if any, depends in part on the ability of our PRC subsidiary to make distributions to us, which is subject to restrictions under applicable PRC laws and regulations. See “Risk Factors — Risks Related to Our Business Operations in the PRC — Restrictions on the ability of our PRC subsidiaries to make dividends and other distributions to us could limit our ability to fund our operations and make distributions to shareholders” beginning on page 11 of the accompanying prospectus.

Resales of our common stock in the public market during this Offering by our stockholders may cause the market price of our common stock to fall.

We may issue shares of our common stock from time to time in connection with this Offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of our common stock in this Offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

The actual number of shares we will issue under the At-the-market Offering Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement with the Sales Agent and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the ATM Agreement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agent.

The shares of common stock offered under this prospectus and documents incorporated by reference into this prospectus may be sold in an “at the market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus and documents incorporated by reference into this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our ATM Agreement with Maxim or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

Although we believe that CSRC filings are not required in connection with this Offering, the CSRC may reach a different conclusion or impose filing requirements in the future, which could adversely affect our ability to raise capital.

Under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, which became effective on March 31, 2023, certain overseas securities offerings by issuers with significant operations in China are subject to filing requirements with the China Securities Regulatory Commission, or the CSRC. In particular, subsequent securities offerings by an issuer in the same overseas market in which it has previously offered and listed securities are generally required to be filed with the CSRC within three working days after completion of the offering.

Under the Trial Measures, an overseas offering and listing by an issuer will be deemed an indirect overseas offering and listing by a PRC domestic company if both of the following conditions are satisfied: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets, as reflected in its audited consolidated financial statements for the most recently completed fiscal year, is attributable to PRC domestic companies; and (ii) the principal parts of the issuer’s business activities are conducted in mainland China, its principal place of business is located in mainland China, or the majority of the senior management personnel responsible for its business operations and management are PRC citizens or have their usual places of residence in mainland China. The determination is made based on the substance of the issuer’s activities and other relevant facts and circumstances. Based on our current business operations, management structure and principal place of business, we believe that the second condition under the Trial Measures is not satisfied and, accordingly, that we are not required to complete CSRC filing procedures in connection with this Offering. However, the CSRC or other relevant PRC governmental authorities may reach a different conclusion.

If sales of our common stock pursuant to this ATM program are determined to be subject to such filing requirements, we will be required to make the applicable filing with the CSRC in accordance with the relevant PRC regulations. There can be no assurance that we will be able to complete any required filing in a timely manner or at all, or that the CSRC or other PRC governmental authorities will not impose additional requirements in connection with this Offering. Any failure or delay in completing a required filing, or any uncertainty regarding the applicability of such requirements, could delay, limit or suspend our ability to sell shares under this ATM program and could adversely affect our financing plans and the value of our common stock.

Additional Risks Related to Our Business and Development

We may not be successful in expanding into new business areas or markets, and such expansion may expose us to additional operational, regulatory and execution risks.

Our pharmaceutical distribution business is primarily conducted through Hupan Pharmaceutical. In September 2026, we commenced activities relating to our AI computing infrastructure business through our U.S. subsidiaries. We have entered into agreements relating to infrastructure procurement and a customer service agreement, under which the commencement of services remains subject to the satisfaction of certain conditions. As this business remains at an early stage, we intend to expand our customer base, secure additional computing capacity and develop our technical and operational capabilities. However, our ability to successfully commercialize and expand this business will depend on various factors, including the timely procurement and deployment of computing infrastructure, the availability and reliability of colocation facilities and related services, our ability to satisfy conditions under existing customer agreements, and our ability to attract and retain additional customers. We may face significant competition from more established providers, difficulties in securing sufficient infrastructure capacity, higher-than-anticipated operating costs, and delays in commencing or scaling services. There can be no assurance that we will be able to achieve sufficient customer demand, utilization rates or profitability.

Separately, we continue to evaluate opportunities to expand and diversify our business through our Cayman Islands subsidiary, Quantum Nexus, other existing or newly established subsidiaries, strategic investments, acquisitions, collaborations or other transactions. As part of these initiatives, we expect to develop computational capabilities that may have applications in therapeutic discovery, and we may pursue collaborations, acquisitions or other strategic transactions involving laboratories and research teams engaged in therapeutic discovery and clinical research. We have not generated any revenue from these therapeutic discovery initiatives and, as of the date of this prospectus, have not entered into any definitive agreement with respect to any such collaboration, acquisition or strategic transaction. We may be unable to identify suitable opportunities, negotiate favorable terms, obtain necessary financing or regulatory approvals, or successfully integrate any acquired businesses, technologies or personnel. In addition, these initiatives may involve industries in which we have limited experience and expose us to technological uncertainty, regulatory complexity, significant development costs and other risks that may be difficult to anticipate or manage.

Both our expansion of the AI computing infrastructure business and our pursuit of other diversification initiatives may require significant capital and management resources and may expose us to additional regulatory, technological, competitive and operational risks. There can be no assurance that any such initiative will be successfully implemented, generate revenue or achieve profitability. If we are unable to successfully execute our expansion or diversification initiatives, our business, financial condition, results of operations and prospects could be materially adversely affected.

Any failure to obtain or maintain requisite approvals, licenses, permits or other regulatory authorizations applicable to our business could materially adversely affect our business, financial condition and results of operations.

Our current pharmaceutical distribution and related activities are subject to various licensing, permitting, filing and other regulatory requirements in the jurisdictions in which we operate. We are required to obtain and maintain applicable approvals, licenses and permits and to comply with laws and regulations governing, among other matters, pharmaceutical distribution, product quality, business operations and other related activities. These requirements may change from time to time, and the interpretation or enforcement of applicable laws and regulations may also evolve.

Any expansion into new business areas may subject us to additional regulatory regimes and require additional approvals, licenses, registrations or permits. For example, our AI computing infrastructure business may be subject to U.S. export control laws and regulations, including restrictions on the export, reexport or transfer of certain computing software and technology, as well as the provision of computing services to certain foreign customers or end users. These requirements may restrict our ability to serve certain customers or require us to obtain licenses or other authorizations, and any noncompliance could result in significant penalties or operational restrictions. Because these initiatives remain preliminary, we cannot currently determine the full scope of requirements that may apply. If we fail to obtain or maintain any required authorization, we could face fines, penalties, operational restrictions, increased compliance costs or suspension of operations, any of which could materially adversely affect our business, financial condition and results of operations.

Our customer arrangements are generally non-exclusive, and customers may choose to obtain products or services from other providers.

Our pharmaceutical customers may purchase pharmaceutical products or obtain related distributions from other suppliers in addition to or instead of us. Similarly, customers of our AI computing infrastructure business may obtain computing capacity and related services from competing providers. Although we have established relationships with certain major customers, there can be no assurance that they will continue to purchase from us at historical levels or at all. Any reduction in purchases by major customers or failure to attract or retain customers could materially and adversely affect our business, financial condition and results of operations.

In addition to the risks described above, you should carefully consider the risk factors described under the caption “Risk Factors” beginning on page 8 of the accompanying prospectus, together with the other information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $9,754,475, from time to time. Because there is no minimum offering amount required as a condition to close this Offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this Offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the ATM Agreement as a source of financing.

We currently intend to use the net proceeds, if any, from the sales of shares of our common stock offered by this prospectus for working capital and general corporate purposes, business development and potential strategic transactions, including acquisitions. We have broad discretion in determining how the proceeds of this Offering will be used, and our discretion is not limited by the aforementioned possible uses. Our Board of Directors believes the flexibility in application of the net proceeds is prudent. As of the date of this prospectus, we have no definitive plans, agreements or arrangements with respect to any acquisitions for which we intend to use the net proceeds from this Offering.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this Offering. The amounts and timing of our actual expenditures will depend on numerous factors including our operating costs and the amount of funding, if any, received by us. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this Offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending such uses set forth above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our Board of Directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions. For additional information regarding restrictions that may affect our ability to pay dividends, see “Prospectus Summary — Cash Transfer and Dividend Distribution” in this prospectus.

DILUTION

Our net tangible book value as of June 30, 2026 was approximately $6,725,858, or $0.20 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2026 (or 34,427,559 shares). Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this Offering and the net tangible book value per share of our common stock immediately after this Offering.

After giving effect to the sale of 20,579,061 shares of our common stock in this Offering at an assumed offering price of $0.474 per share, which was the closing price of our common stock on the Nasdaq Capital Market on October 20, 2026, and after deducting the Sales Agent fees and estimated offering expenses payable by us, our pro forma, as adjusted net tangible book value as of June 30, 2026 would have been approximately $15.98 million, or $0.29 per share. This represents an immediate increase in as adjusted net tangible book value of $0.10 per share to existing stockholders and an immediate dilution of $0.18 per share to new investors purchasing shares of common stock in this Offering. The following table illustrates this per share dilution:

Assumed public offering price per share	$0.47
Net tangible book value per share as of June 30, 2026	$0.20
Increase in net tangible book value per share attributable to this Offering	$0.10
As adjusted net tangible book value per share as of June 30, 2026, after giving effect to this Offering	$0.29
Dilution per share to new investors purchasing shares of our common stock in this Offering	$0.18

Certain figures in the table above have been rounded. Accordingly, any numerical discrepancies between the totals and the sums of the individual amounts are due to rounding.

The above discussion and table is based on 34,427,559 shares of our common stock outstanding as of June 30, 2026, as adjusted for the adjustments set forth above and excludes, as of June 30, 2026:

●	520,909 shares of our common stock issuable upon exercise of outstanding warrants held by L1 Capital Global Opportunities Master Fund, Ltd., consisting of 318,827 warrants issued on March 5, 2025 at an exercise price of $1.9098 per share and 202,082 warrants issued on April 22, 2025 at an exercise price of $1.1929 per share;

●	75,000 shares of our common stock issuable upon exercise of outstanding warrants held by The Benchmark Company, LLC and Axiom Capital Management, Inc., commencing on December 30, 2024 at an exercise price of $4.5 per share; and

●	5,000,000 additional shares of our common stock reserved for future issuance under our equity incentive plans.

The above illustration of dilution per share to investors participating in this Offering assumes no exercise of outstanding warrants to purchase shares of our common stock. To the extent that any of these outstanding warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We entered into the ATM Agreement with Maxim on October 21, 2026 pursuant to which we may issue and sell shares of our common stock, from time to time through or to Maxim, acting as our agent or principal. The sales of shares of our common stock, if any, under this prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Maxim as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Each time that we wish to issue and sell shares of our common stock under the ATM Agreement, we will provide the Sales Agent with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of our common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, Maxim, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the ATM Agreement. We or the Sales Agent may suspend the offering of shares of our common stock pursuant to a placement notice upon notice.

Settlement for sales of shares of common stock, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this Offering in an escrow, trust or similar account. Sales of shares of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon.

The Sales Agent will be entitled to compensation at a fixed commission rate of up to 3% of the gross proceeds from the sale of shares of our common stock on our behalf pursuant to the ATM Agreement. Pursuant to the terms of the ATM Agreement, we have agreed to reimburse the reasonable fees and expenses of the Sales Agent’s legal counsel in an amount not to exceed $40,000, and we have also agreed to reimburse the Sales Agent for periodic due diligence fees and the related fees of its legal counsel. We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the ATM Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common stock.

We estimate that the total expenses for this Offering, excluding the fixed commission rate payable as compensation to the Sales Agent, will be approximately $203,904. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of common stock.

Because there are no minimum sale requirements as a condition to this Offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of shares of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The Sales Agent will not engage in any market making activities involving shares of our common stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, the Sales Agent will not engage in any transactions that stabilizes shares of our common stock.

The offering pursuant to the ATM Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the ATM Agreement; and (ii) termination of the ATM Agreement by the mutual written agreement of the Company and Maxim Group LLC or as permitted therein. We may terminate the ATM Agreement in our sole discretion at any time by giving 10  business days’ prior written notice to the Sales Agent. The Sales Agent may likewise terminate the ATM Agreement in its sole discretion at any time by giving 10 business days’ prior written notice to us.

The foregoing does not purport to be a complete statement of the terms and conditions of the ATM Agreement. A copy of the ATM Agreement will be included as an exhibit to a Current Report on Form 8-K that will be incorporated by reference into the registration statement of which this prospectus forms a part.

Other than in the United States, no action has been or will be taken by us or Maxim that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

Other Relationships

The Maxim Group LLC and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees. In addition, from time to time, Maxim and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus, we have no present arrangements with Maxim for any further services.

Listing of the Common Stock on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “QNME.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare Corporation with an address at 17755 North US Highway 19, Suite 140, Clearwater, Florida 33764, telephone: (303) 662-1112.

LEGAL MATTERS

We are being represented by Sunsea Law Group P.C. with respect to certain legal matters of United States federal securities and New York state law. The validity of the shares of common stock being offered by this prospectus and legal matters as to Nevada state law is being passed upon by Flangas Law Group. Sunsea Law Group P.C. may rely upon Flangas Law Group with respect to matters governed by Nevada state law. Maxim is being represented in connection with this Offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Quanome Technologies, Inc. (formerly known as Lakeside Holding Limited) incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part by reference to the Company’s Annual Report on Form 10-K for the year ended June 30, 2026 have been so incorporated in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our SEC filings are also available on our website, https://quanometech.com. The reference to our website is an inactive textual reference only, the information contained in, and that can be accessed through our website, is not incorporated into and is not a part of this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-42140):

●	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 filed with the SEC on September 25, 2026.

●	Our Current Reports on Form 8-K filed with the SEC on July 7, 2026, July 10, 2026, August 4, 2026, September 21, 2026, September 21, 2026, October 1, 2026 and October 5, 2026.

●	The description of the Registrant’s Common Stock contained in Exhibit 4.3 to the 10-K for the year ended June 30, 2026, filed with the SEC on September 25, 2026.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this Offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Quanome Technologies, Inc.

112 W 34th St, FL 18, Room 18022

New York, NY 10120

Telephone: (778) 888-7232

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://quanometech.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or the accompanying prospectus.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

PROSPECTUS

Quanome Technologies, Inc.

$120,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $120,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “QNME”. On September 30, 2026, the closing price of our common stock was $0.54 per share.

As of October 1, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $29,263,425, based on 34,427,559 shares of outstanding common stock held by non-affiliates out of a total of 34,427,559 at a price of $0.85 per share, which was the closing price of our common stock on Nasdaq on September 22, 2026. During the 12 calendar months prior to and including the date of this prospectus, we did not sell any securities pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”).

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, and on a continuous or delayed basis subject to the Baby Shelf Limitations. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Company Overview — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investors are purchasing securities of a Nevada holding company rather than securities of our subsidiaries incorporated in the United States, People’s Republic of China (the “PRC”) and Cayman Islands. Subsequent to the disposal of American Bear Logistics Corp., substantially all of our existing commercial business is operated through Hupan Pharmaceutical (Hubei) Co., Ltd. (“Hupan Pharmaceutical”), our operating subsidiary in the PRC, while we have begun developing additional business lines through other subsidiaries. Hupan Pharmaceutical is wholly owned by Sichuan Hupan Jincheng Enterprise Management Co., Ltd (“Sichuan Hupan”), a wholly foreign-owned enterprise established under PRC law that serves as our intermediate holding company in the PRC and is itself wholly owned by Quanome. We do not have, and have never had, any variable interest entity or contractual arrangement in lieu of equity ownership; each of our subsidiaries is directly or indirectly wholly owned by Quanome. Such structure involves unique legal and operational risks to investors in our Common Stock. In particular, the PRC government has significant authority to exert influence on the ability of a company with substantive operations in the PRC to conduct its business, accept foreign investments or list on a U.S. or other foreign exchanges. For example, Hupan Pharmaceutical and/or the Company may face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy. See “Risk Factors — Risks Related to Our Business Operations in the PRC — The PRC government may exert significant influence over our PRC subsidiaries’ operations, which could result in a material change in our operations and/or in the value of the securities we are registering, and could cause the value of our securities to significantly decline or become worthless” and “— We may be required to complete filing procedures with the CSRC in connection with future offerings of our securities under this registration statement, and we cannot assure you that we will be able to complete such filings in a timely manner or at all.” Such risks could result in a material change in our operations and/or the value of our Common Stock or could significantly limit or completely hinder our ability to offer or continue to offer our Common Stock to investors and cause the value of such Common Stock to significantly decline or become worthless.

Our PRC subsidiaries are required to obtain and maintain licenses, permits and filings from PRC authorities in order to conduct their business, including the business license, the Drug Business License, the Medical Device Business License, the Class II Medical Device Business Filing Certificate, and the Food Business License. As of the date of this prospectus, we believe our PRC subsidiaries have obtained the material requisite licenses and permits from, and completed the necessary filings with, the competent PRC authorities for their current business operations, and none has been denied. We have not been required to obtain, and have not been denied, any permission or approval from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other PRC governmental authority in connection with the filing of the registration statement of which this prospectus forms a part. However, we may be required to complete filing procedures with the CSRC in connection with future offerings of securities under this registration statement, and we may become subject to cybersecurity review or other permission requirements in the future. If we do not receive or maintain required permissions or approvals, if we inadvertently conclude that such permissions or approvals are not required, or if applicable laws, regulations or interpretations change such that we are required to obtain permissions or approvals in the future, we could be subject to fines, penalties or other sanctions, our operations could be restricted or suspended, and we could be prevented from offering or continuing to offer securities to investors, any of which could cause the value of our Common Stock to significantly decline or become worthless. See “Company Overview — Permissions Required from the PRC Authorities for Our Operations and Offerings.”

Quanome is a Nevada holding company with no operations of its own. Quanome may transfer cash to its subsidiaries in the United States, PRC and the Cayman Islands through capital contributions, intra-group loans and other permissible arrangements, and cash may also be transferred within our organization through intra-group transactions to pay for services or goods provided. As of the date of this prospectus, Quanome has provided approximately US$12.7 million in aggregate funding to its PRC subsidiaries. A portion of such funding was retained by Sichuan Hupan, and a portion was transferred to Hupan Pharmaceutical, in each case to support the daily operations and working capital needs of the PRC subsidiaries. Quanome has not transferred any funds to its U.S. or Cayman Islands subsidiaries. As of the date of this prospectus, none of our subsidiaries has paid any dividend or made any distribution to Quanome or to any other person, no assets other than the cash funding described above have been transferred between Quanome and any of its subsidiaries, and Quanome has not declared or paid, and has no present plan to declare or pay, any cash dividend or dividend in kind to its stockholders. If Hupan Pharmaceutical realizes accumulated after-tax profits, it may, upon satisfaction of applicable statutory conditions and procedures, pay dividends or make other distributions to Sichuan Hupan as its sole shareholder. Sichuan Hupan may, in turn, subject to applicable PRC laws and foreign exchange requirements and to its own statutory reserve requirements, pay dividends or make other distributions to Quanome. If any of our Cayman Islands subsidiaries generates profits or otherwise has funds lawfully available for distribution in the future, such subsidiary may, subject to applicable Cayman Islands law and its constitutional documents, pay dividends or make other distributions to Quanome. Our U.S. subsidiaries may similarly make distributions or other permitted transfers to Quanome or other U.S. subsidiaries, subject to applicable law and the availability of legally distributable funds. With necessary funds, Quanome may pay dividends or make other distributions to U.S. investors and service any debt it may have incurred. Dividends paid by Sichuan Hupan to Quanome would be subject to PRC withholding income tax at a rate of 10%. Because Quanome holds Sichuan Hupan directly from the United States, no reduced treaty rate of the kind available to intermediate holding companies resident in Hong Kong or other treaty jurisdictions is available to us. Quanome and its subsidiaries have not adopted any cash management policy that dictates the purpose, amount and procedure of cash transfers among Quanome, its subsidiaries and investors; rather, funds are transferred in accordance with applicable laws and regulations in the PRC and the other jurisdictions in which we operate. Under applicable PRC laws and regulations, our PRC subsidiaries are subject to restrictions on foreign exchange, on the conversion of Renminbi into other currencies and on the remittance of funds to entities outside the PRC, and are each required to set aside at least 10% of their after-tax profits each year to fund a statutory reserve until that reserve reaches 50% of registered capital, which reserve may not be distributed to Quanome. To the extent our cash is held in the PRC or by a PRC entity, it may not be available to fund operations or make distributions outside the PRC. See “Company Overview — Cash Transfer and Dividend Distribution” and “Risk Factors — Risks Related to Our Business Operations in the PRC — Restrictions on the ability of our PRC subsidiaries to make dividends and other distributions to us could limit our ability to fund our operations and make distributions to shareholders.”

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”) and related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate completely, the U.S. Securities and Exchange Commission (the “SEC”) will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. Our independent registered public accounting firm is headquartered in Denver, Colorado, and has been inspected by the PCAOB on a regular basis. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restrictions on our access to the U.S. capital markets and trading of our securities.

The PRC government has oversight over the conduct of our PRC subsidiaries’ business, and its laws, regulations and policies may affect their operations. The PRC legal system is evolving rapidly, and we could be adversely affected by uncertainties regarding the enforcement of laws and by unexpected changes in laws and regulations. Rules and regulations in China can change quickly and with little advance notice. The PRC legal system encompasses government policies and internal administrative rules; new policies and rules may be introduced from time to time and may not be timely published, and existing policies and rules may be modified quickly with little advance notice and, in certain circumstances, with retroactive effect. We may be found to be in violation of such policies and rules if we fail to adapt to these regulatory developments in a timely and effective manner, and we may not become aware of a violation until after it has occurred. Any such sudden or unexpected change could result in a material change in our operations and in the value of the securities we are registering. The PRC government has recently published new policies that affected certain industries with respect to matters such as cybersecurity, data privacy, antitrust and competition, foreign investments, and overseas listings, and we cannot rule out the possibility that it will in the future release regulations or policies regarding Hupan Pharmaceutical’s industry that could adversely affect our financial condition and results of operations. Furthermore, the PRC regulatory authorities have recently issued new laws and regulations to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in PRC-based companies. Any such action, once taken by the PRC regulatory authorities, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. For so long as a significant portion of our business is operated through our PRC operating subsidiary, you should carefully consider the risks described under “Risk Factors — Risks Related to Our Business Operations in the PRC” before investing in our Common Stock.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 16, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $120,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Quanome” in this prospectus, we mean Quanome Technologies, Inc. (formerly Lakeside Holding Limited). When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Quanome Technologies, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities. For purposes of this prospectus, references to “China” or the “PRC” refer to the People’s Republic of China, including the Hong Kong Special Administrative Region and the Macau Special Administrative Region; provided, however, that because Hong Kong and Macau have separate legal systems, references to PRC laws and regulations and legal or regulatory matters relating to our operations in the PRC refer to those applicable to our operations in mainland China, unless otherwise specified.

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COMPANY OVERVIEW

Overview

Our business currently consists of three principal areas of focus: (i) our established, revenue-generating pharmaceutical distribution operations through Hupan Pharmaceutical; (ii) our recently initiated strategic focus on quantum-related and certain other advanced technology activities, which remains in the development and evaluation stage and has not generated revenue as of the date of this prospectus; and (iii) our recently initiated efforts to provide dedicated AI compute capacity and managed inference services, which remain in the preliminary stage and have not resulted in executed customer contracts or generated revenue as of the date of this prospectus.

Prior to February 12, 2026, in addition to engaging in the distribution of pharmaceutical products through Hupan Pharmaceutical (Hubei) Co., Ltd. (“Hupan Pharmaceutical”), we also operated as a U.S.-based integrated cross-border supply chain solutions provider with a strategic focus on the Asian market. On February 12, 2026, we transferred the operations of American Bear Logistics Corp. (“ABL Chicago”) to an unrelated third party, which obtained operational control and substantially all economic interests associated with the business. Following the transfer, we ceased substantive involvement in ABL Chicago’s cross-border freight forwarding and logistics business. The disposal represents a strategic shift in our operations and allows management to further streamline resources and focus on the development and expansion of our pharmaceutical distribution business.

Our continuing operations are focused on the distribution of pharmaceutical products in China through Hupan Pharmaceutical. Revenue from continuing pharmaceutical operations was primarily derived from selling infusion products, foods for special medical purposes, and specialty pharmaceuticals to hospitals, pharmaceutical distributors and other healthcare providers.

The Company is evaluating opportunities to reposition its business from traditional pharmaceutical distribution services toward quantum-enabled artificial intelligence and post-quantum cryptography. The Company intends to conduct these activities through its subsidiary, Quantum Nexus Technologies Ltd. (“Quantum Nexus”), a Cayman Islands exempted company incorporated in May 2026. As part of this strategic initiative, the Company expects to develop computational capabilities through Quantum Nexus that may have applications in therapeutic discovery. The Company may also pursue collaborations, acquisitions or other strategic transactions involving laboratories and research teams engaged in therapeutic discovery and clinical research. As of the date of this prospectus, the Company has not entered into any definitive agreement with respect to any such transaction, and there can be no assurance that any transaction will be consummated or, if consummated, as to its timing or terms. As of the date of this prospectus, the Company has not generated any revenue from these activities.

The Company continually evaluates potential opportunities to expand and diversify its business operations. Smart Reserve Holding LTD and Smart Reserve Inc were formed in connection with the Company’s preliminary evaluation of potential opportunities relating to digital asset business activities. As of the date of this prospectus, the Company has not commenced any such business and has not adopted any concrete operational plan relating thereto. Any future expansion initiatives may be affected by factors including market conditions, capital availability, regulatory developments, operational execution, technological requirements, and management resources.

To align with this strategic direction, effective August 3, 2026, the Company changed its corporate name from Lakeside Holding Limited to Quanome Technologies, Inc. Beginning with the opening of trading on August 4, 2026, the Company’s common stock began trading on the Nasdaq Capital Market under the Company’s new corporate name and the new ticker symbol “QNME.”

In addition to our initiatives in quantum-related technologies and applications, the Company is actively exploring the deployment of dedicated AI compute and inference capabilities. Beginning in September 2026, the Company, through its indirectly wholly owned subsidiary, XDT Infrastructure I, LLC, a Delaware limited liability company (“XDT”), commenced activities relating to the provision of artificial intelligence compute capacity and managed inference services. Under this business model, the Company’s subsidiary procures, owns and operates servers and related computing infrastructure for its own account, and makes capacity on that infrastructure available to customers as a service. Capacity allocated to a customer is logically and operationally segregated from capacity allocated to other customers, with the level of segregation depending on the applicable customer arrangement. Customers may specify the artificial intelligence models to be deployed on the capacity allocated to them, subject to technical compatibility, licensing and other applicable requirements, as well as the Company’s operation of the underlying infrastructure. XDT’s role is primarily to provide and operate the underlying computing infrastructure and managed inference environment. As of the date of this prospectus, the Company does not plan to develop or train proprietary AI models and does not use customer-provided content to train models unless separately authorized by the applicable customer.

Solutions and Services

Pharmaceutical Distribution

Subsequent to the disposal of American Bear Logistics Corp., substantially all of our business is operated through Hupan Pharmaceutical. Our current operations are positioned in the midstream segment of the pharmaceutical industrial ecosystem, operating between upstream pharmaceutical manufacturers and downstream medical end customers. We do not manufacture the products that we distribute. We source products from multiple manufacturers and suppliers, and distribute them primarily to hospitals, pharmaceutical distributors and other healthcare providers. Our principal product categories currently include infusion products, foods for special medical purposes, and specialty pharmaceuticals.

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Our distribution activities generally involve identifying products suitable for our customer base, coordinating procurement from manufacturers and suppliers, arranging orders and facilitating delivery through logistics and warehousing service providers. Our ability to conduct these activities depends on our relationships with manufacturers, suppliers, agents, customers and other service providers involved in the distribution process.

We conduct sales primarily through agents who assist with customer development, order coordination and ongoing customer relationships. Our sales process may involve hospital procurement procedures, distributor purchase orders, government or regional bidding programs and other applicable procurement arrangements. During the past three fiscal quarters ended March 31, 2026, we recognized revenue from more than 55 customers, approximately five of whom accounted for more than 10% of our total revenue each.

Changes in procurement prices, bidding cycles, hospital demand, government price controls, healthcare reforms, and product availability may lead to fluctuations in our revenue and gross profit margins. In addition, market price competition and participation in government procurement programs may compress profit margins. Because profitability varies among our product categories, adjusting the revenue mix of our product offerings may partially offset such margin pressure.

Meanwhile, we expect to capture additional business growth opportunities and access new business segments in response to industry developments, such as population aging, increased sales volume of innovative and biologic drugs, rising demand for hospital supply, processing and distribution services, expansion of primary medical institutions and direct-to-patient specialty pharmacies, growing demand for professional pharmaceutical logistics services, and consolidation in the pharmaceutical distribution industry. Our ability to pursue these opportunities will depend on, among other factors, customer demand, regulatory requirements, supplier relationships, available capital and our operational capabilities.

AI Compute Capacity and Managed Inference Services

Beginning in September 2026, the Company, through its indirectly wholly owned subsidiary, XDT Infrastructure I, LLC, a Delaware limited liability company, commenced activities relating to the provision of artificial intelligence compute capacity and managed inference services. These activities remain in an early stage and have not resulted in executed customer contracts or generated revenue as of the date of this prospectus.

Under this business model, the Company’s subsidiary procures, owns and operates servers and related computing infrastructure for its own account, and makes capacity on that infrastructure available to customers as a service. Capacity allocated to a customer is logically and operationally segregated from capacity allocated to other customers, with the level of segregation depending on the applicable customer arrangement. Customers may specify the artificial intelligence models to be deployed on the capacity allocated to them, which may include customer-provided or appropriately licensed third-party models, subject to technical compatibility, licensing and other applicable requirements, while XDT operates the underlying computing infrastructure and managed inference environment.

The Company’s current business model is generally structured around infrastructure capacity. XDT manages the underlying servers, hardware environment and related operational infrastructure, deploys or supports deployment of customer-selected models, and makes the resulting inference capacity available to customers through a managed application programming interface, or API. Customers are generally entitled to the outputs generated by the capacity allocated to them during the applicable service period.

The Company’s principal service commitment under this model is focused on the availability and operation of the dedicated computing infrastructure rather than a guaranteed amount of token output, throughput or latency. Actual token generation and inference performance may vary depending on a number of factors, including the hardware configuration, model architecture, model size, software stack, customer workload, networking conditions and other technical factors. Accordingly, the Company does not currently intend to guarantee a specified quantity of tokens or a particular level of model performance unless otherwise expressly agreed with a customer.

The Company expects this business to generate revenue primarily through fees for compute capacity and related managed infrastructure services, which may include server operation, hosting, model deployment support, API access, monitoring and related technical services. The Company may in the future expand the scope of these services to include additional model optimization, inference management, software orchestration or other AI infrastructure services, depending on customer demand and the availability of suitable computing resources. As of the date of this prospectus, the Company does not plan to develop or train proprietary AI models and does not use customer-provided content to train models unless separately authorized by the applicable customer.

Depending on the applicable customer arrangement and the infrastructure available from upstream providers, customer workloads may be deployed either on dedicated capacity with physical segregation or on shared infrastructure with logical segregation. In a dedicated configuration, the computing resources allocated to a customer may be deployed on dedicated nodes, GPUs and local storage, and may also be housed in dedicated racks or cages with separate network and storage resources and applicable physical access controls. In a shared configuration, customer workloads may operate on shared underlying hardware but are segregated through measures such as separate credentials, resource quotas, logging and defined storage scopes. The applicable segregation model is determined by the relevant customer agreement and available infrastructure arrangements. The use of dedicated or physically segregated infrastructure does not affect ownership of customer data, which remains with the applicable customer.

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As of the date of this prospectus, the Company has entered into an agreement to purchase 32 servers designed for high-performance artificial intelligence computing workloads. The Company has not yet generated any revenue from this business and has no executed customer contract as of the date of this prospectus. The Company is evaluating customer opportunities, negotiating capacity arrangements, and expanding its technical team and infrastructure capabilities. The business remains at an early stage, and there can be no assurance that the Company will be able to scale these operations, secure sufficient computing resources, attract customers or generate meaningful revenue from this business.

Initiatives in Quantum-Related Technologies and Applications

Starting in the second half of 2026, through our wholly owned subsidiary, Quantum Nexus, we began evaluating opportunities involving the implementation of our quantum application strategy by leveraging third-party technology and development resources to evaluate and develop quantum-related and certain other advanced technology activities across various industries. These activities remain in the development and evaluation stage.

In August 2026, we announced the establishment of our Global Quantum Council and Scientific Advisory Network as part of our broader strategy to expand our access to scientific and technical expertise and identify potential opportunities involving quantum science and related advanced technologies. Through these advisory platforms, we intend to deepen our understanding of emerging technologies, support scientific evaluation and explore potential research collaborations, strategic partnerships, commercial initiatives and investment opportunities. We have begun identifying potential subject matter experts in these areas and expect to formalize certain relationships over time. The Global Quantum Council and Scientific Advisory Network are advisory initiatives and do not, by themselves, constitute separate operating businesses.

As of the date of this prospectus, we have not generated any revenue from these activities. We will continue to assess the technologies, potential use cases, market opportunities and resources that may be required to pursue this strategy. There can be no assurance that our evaluation and development efforts will result in a commercially viable business, product or service.

Our Operations in the PRC

As of the date of this prospectus, substantially all of our existing commercial business is operated through Hupan Pharmaceutical, our operating subsidiary in the PRC, which is wholly owned by Sichuan Hupan, our intermediate holding company in the PRC. Such structure involves unique legal and operational risks to investors in our Common Stock. In particular, the PRC government has significant authority to exert influence on the ability of a company with substantive operations in the PRC, such as us, to conduct its business, accept foreign investments or list on a U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy. Such risks could result in a material change in our operations and/or the value of our Common Stock or could significantly limit or completely hinder our ability to offer or continue to offer our Common Stock to investors and cause the value of such Common Stock to significantly decline or become worthless. As we are a company with substantive business operations in the PRC, you should pay special attention to risk factors included herein.

The PRC government has significant oversight over the conduct of our business and its laws, regulations and policies may intervene or influence our operations at any time, which could result in a material change in our operations and in the value of the securities we are registering, and could cause the value of our securities to significantly decline or become worthless. The PRC government has recently published new policies that affected certain industries with respect to matters such as cybersecurity, data privacy, antitrust and competition, foreign investments, and overseas listings, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC regulatory authorities have recently issued new laws and regulations to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in PRC-based companies. Any such action, once taken by the PRC regulatory authorities, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Our Business Operations in the PRC — The PRC government may exert significant influence over our PRC subsidiaries’ operations, which could result in a material change in our operations and/or in the value of the securities we are registering, and could cause the value of our securities to significantly decline or become worthless” and “— Compliance with the PRC’s laws, regulations and guidelines relating to data security, cybersecurity and privacy and any other future laws and regulations may entail significant expenses and could affect our business” in this prospectus.

Our ability to transfer cash within our corporate group and to distribute earnings to our shareholders is subject to applicable PRC laws and regulations governing foreign exchange and cross-border remittances. As a Nevada holding company, we may rely on dividends and other distributions from Hupan Pharmaceutical to fund our operations, satisfy our cash and financing requirements and make distributions to our shareholders. The ability of Hupan Pharmaceutical to make such distributions may also be subject to restrictions under applicable debt arrangements, if any. Accordingly, our ability to transfer funds from our PRC subsidiary to Quanome or to U.S. investors may be limited. For additional information, see “Company Overview — Cash Transfer and Dividend Distribution” and “Risk Factors — Risks Related to Our Business Operations in the PRC — Restrictions on the ability of our PRC subsidiaries to make dividends and other distributions to us could limit our ability to fund our operations and make distributions to shareholders.” in this prospectus.

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Permissions Required from the PRC Authorities for Our Operations and Offerings

Permissions Required for Our Operations

As of the date of this prospectus, we believe Hupan Pharmaceutical has obtained all of the material licenses, permits, filings and qualifications required for its current business operations. Each such license, permit, filing, and qualification remains in full force and effect, and none has been denied, revoked, suspended or, to our knowledge, is subject to any pending revocation or suspension proceeding. These licenses, permits and filings include the business license (营业执照), the Drug Business License (药品经营许可证), the Medical Device Business License (医疗器械经营许可证), the Class II Medical Device Business Filing Certificate (第二类医疗器械经营备案凭证) and the Food Business License (食品经营许可证), among others. Sichuan Hupan holds a business license and, as an intermediate holding company that does not conduct operating activities, is not required to hold additional operating licenses or permits. Our subsidiaries do not develop, manufacture or hold marketing authorization for any of the products they distribute; accordingly, drug registration certificates, drug marketing authorization holder status and drug manufacturing licenses are held by, and remain the responsibility of, the manufacturers and marketing authorization holders from which they source. Given the changes and developments of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we or our subsidiaries may be required to obtain additional licenses, permits or approvals or complete additional filings for business operations in the future, including if we expand the range of products we distribute or the geographic scope of our operations. If any of our subsidiaries is found to be in violation of any existing or future laws or regulations, or fails to obtain or maintain any of the required permits or approvals in a timely manner, or at all, the competent regulatory authorities would have discretion to take action regarding such violations or failures.

Cybersecurity Review

On December 28, 2021, the CAC and 12 other PRC government authorities jointly published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the competent PRC governmental authorities have the authority to initiate a cybersecurity review even without a specific application against a company if they determine certain network products, services or data processing activities of such company affect or may affect national security.

As of the date of this prospectus, neither we nor any of our PRC subsidiaries has been notified by any PRC regulatory authority that it is a “critical information infrastructure operator,” a “network platform operator” or a “data processor” subject to cybersecurity review, and neither we nor any of our PRC subsidiaries has applied for or been required to apply for a cybersecurity review. We do not believe that Hupan Pharmaceutical is required to apply for a cybersecurity review in connection with any future offering under this registration statement or supplements because it is not a network platform operator and has not processed, and does not expect in the foreseeable future to process, the personal information of more than one million users. No cybersecurity review has been applied for and denied. This conclusion is subject to uncertainty as to how the Cybersecurity Review Measures and the Regulation on Network Data Security Management (the “Network Data Regulations”) will be interpreted and enforced.

CSRC Filing Requirements

The Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, together with five supporting guidelines, promulgated by the CSRC, became effective on March 31, 2023 (the “Trial Measures”). Under the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, directly or indirectly, are required to complete a filing procedure with the CSRC and report relevant information.

Under the Trial Measures, an overseas offering and listing by an issuer is deemed an indirect overseas offering and listing by a PRC domestic company where both of the following conditions are met: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets, as reflected in its audited consolidated financial statements for the most recently completed fiscal year, is attributable to PRC domestic companies; and (ii) the principal parts of the issuer’s business activities are conducted in mainland China, its principal place of business is located in mainland China, or the majority of the senior management personnel responsible for its business operations are PRC citizens or have their usual places of residence in mainland China. The second condition is satisfied if any one of its three limbs is met.

With respect to the first condition, following the disposal of ABL Chicago in February 2026, substantially all of our revenue is derived from our PRC operations, and we expect that the 50% threshold will be satisfied by reference to our audited consolidated financial statements for the fiscal year ended June 30, 2026. With respect to the second condition, although our principal executive office is located in Itasca, Illinois, substantially all of our business is conducted through Hupan Pharmaceutical in Hubei Province, and three of our directors and executive officers reside in the PRC. Accordingly, we believe that the principal parts of our business activities are conducted in mainland China and that the second condition is likely to be satisfied if our business and board composition remains unchanged.

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We are a Nevada holding company whose common stock is already listed on Nasdaq. We believe that the filing and effectiveness of the registration statement of which this prospectus forms a part does not, by itself, constitute a completed overseas securities offering requiring a filing with the CSRC under the Trial Measures, and accordingly we have not made, and have not been required to make, any filing with the CSRC in respect of this registration statement. No such filing has been made and rejected, and no permission or approval of the CSRC has been denied to us. However, if both conditions described above are satisfied, we anticipate that a future offering or takedown under this registration statement will constitute a subsequent overseas securities offering in the same overseas market by a PRC domestic company, and that we would be required to complete a filing with the CSRC within three working days after the completion of such offering. See “Risk Factors — Risks Related to Our Business Operations in the PRC — We may be required to complete filing procedures with the CSRC in connection with future offerings of our securities under this registration statement, and we cannot assure you that we will be able to complete such filings in a timely manner or at all.”

Consequences of Failing to Obtain or Maintain Required Permissions

As of the date of this prospectus, other than the CSRC filing that may be required in connection with a future offering and the governmental permissions and licenses required for our PRC subsidiaries as described above, we are not covered by any permission requirement from the CSRC, the CAC or any other PRC governmental authority that is required to approve our operations or the future offering of the securities being registered, we have received all requisite permissions and approvals from, and completed all necessary filings with, the competent PRC authorities that are explicitly required under currently effective PRC laws, regulations and rules, and no such permission, approval or filing has been denied.

If we or our PRC subsidiaries (i) do not receive or maintain any required permission or approval, (ii) inadvertently conclude that a permission or approval is not required, or (iii) become subject to a requirement to obtain a permission or approval as a result of a change in applicable laws, regulations or their interpretation, we may be unable to obtain the relevant permission or approval in a timely manner or at all, and any permission or approval obtained may be rescinded. In any such case, we and our PRC subsidiaries could be subject to fines, monetary penalties, orders to rectify, warnings, confiscation of income, suspension or revocation of licenses, restrictions or suspension of operations, and other regulatory, civil or criminal liabilities. We could also be delayed or prevented from completing future offerings under this registration statement, be required to delist our securities from a U.S. exchange, or be prohibited from offering securities to foreign investors. Any of these outcomes could result in a material change in our operations and in the value of our securities, could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless.

Implications of the Holding Foreign Companies Accountable Act

Trading in our securities on U.S. markets, including the Nasdaq, may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (the “PCAOB”) determines that it is unable to inspect or investigate completely our auditor for two consecutive years.

Our independent registered public accounting firm, ZH CPA, LLC, is headquartered in Denver, Colorado, and is subject to regular PCAOB inspection. It was not among the firms covered by the PCAOB’s December 2021 determinations regarding registered public accounting firms headquartered in mainland China and Hong Kong, which the PCAOB vacated in December 2022. We have not been identified as a Commission-identified Issuer and do not expect to be identified as one on the basis of our current audit arrangements.

Nevertheless, a substantial portion of our books and records is located in the PRC, and our auditor must obtain access to audit documentation located there. If PRC regulators were to take any position or action that prevented our auditor from providing audit documentation located in China to the PCAOB for inspection or investigation, you could be deprived of the benefits of PCAOB inspection, which could result in limitations or restrictions on our access to the U.S. capital markets and on trading in our securities. See “Risk Factors — Risks Related to Our Business Operations in the PRC — The enacted “Holding Foreign Companies Accountable Act” and the “Accelerating Holding Foreign Companies Accountable Act” call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors. These developments could add uncertainties to the market for our common stock.”

Cash Transfer and Dividend Distribution

Quanome may transfer cash to its United States, PRC and Cayman Islands subsidiaries through capital contributions, intra-group loans and other permissible arrangements. In particular, funds may be transferred among Quanome and its U.S. subsidiaries, and among such U.S. subsidiaries, through capital contributions, intra-group loans, payments for services or goods and other permissible intra-group arrangements to support their respective operations, working capital and business activities. Quanome may also transfer funds to Sichuan Hupan, our wholly owned intermediate holding company in the PRC, which may in turn transfer such funds to Hupan Pharmaceutical, our PRC operating subsidiary, through capital contributions, intra-group loans or other permissible arrangements to fund Hupan Pharmaceutical’s operations and working capital needs. Cash may also be transferred through our organization by way of intra-group transactions to pay for services or goods provided, subject to applicable laws and regulations. If Hupan Pharmaceutical realizes accumulated after-tax profits, it may, upon satisfaction of applicable statutory conditions and procedures, pay dividends or make other distributions to Sichuan Hupan as its shareholder. Sichuan Hupan may, in turn, subject to applicable PRC laws and foreign exchange requirements, pay dividends or make other distributions to Quanome. Similarly, our U.S. and Cayman Islands subsidiaries may, subject to applicable laws and the availability of legally distributable funds, make dividends or other distributions to Quanome. With legally available funds, Quanome may pay dividends or make other distributions to its stockholders, including U.S. investors and service any debt it may have incurred.

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As of the date of this prospectus, Quanome has provided approximately US$12.7 million in aggregate funding to its PRC subsidiaries. A portion of such funding was retained by Sichuan Hupan, and a portion was transferred to Hupan Pharmaceutical, in each case to support the daily operations and working capital needs of the PRC subsidiaries. Quanome has not transferred any cash to its U.S. or Cayman Islands subsidiaries. As of the date of this prospectus, other than the cash funding described above, no assets were transferred between Quanome and any of its subsidiaries. No subsidiaries paid any dividends or made any other distributions to Quanome, and Quanome did not pay any dividends or make any other distributions to its stockholders, including U.S. investors. Quanome and its subsidiaries currently do not maintain a formal cash management policy governing transfers of funds within the organization.

Under PRC laws and regulations, we are subject to restrictions on foreign exchange and cross-border cash transfers, including to U.S. investors. Our ability to distribute earnings to Quanome and U.S. investors is also limited. Quanome is a Nevada holding company and it may rely on dividends and other distributions on equity paid by its PRC subsidiaries for its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders and service any debt it may incur. When the PRC subsidiaries incur debt on their own behalf, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to Quanome. Under PRC laws and regulations, the PRC subsidiaries may pay dividends only out of their respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a PRC company is required to set aside at least 10% of its after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. At its discretion, a PRC company may allocate a portion of its after-tax profits based on PRC accounting standards to a staff welfare and bonus fund. These reserve fund and staff welfare and bonus fund cannot be distributed to Quanome as dividends. In addition, our PRC operating subsidiary generate its revenue primarily in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of the PRC subsidiaries to pay dividends to Quanome.

Regulatory Requirements on Foreign Exchange and Cross-Border Transfers

Our ability to provide additional funding to our PRC subsidiaries may be subject to PRC regulatory requirements and restrictions. Historically, we have provided funding to a PRC subsidiary through capital contributions. We currently have no plans to provide additional funding to our PRC subsidiaries. However, if additional funding is required in the future, we may provide such funding through capital contributions, loans or other permissible arrangements. Capital contributions to PRC subsidiaries that are foreign-invested enterprises may be subject to applicable corporate registration, foreign exchange registration and other procedures with the relevant PRC authorities or qualified banks. Loans by an offshore parent to its PRC subsidiaries may constitute foreign debt under PRC law and are subject to applicable statutory limits, foreign exchange registration and other requirements.

Accordingly, if our PRC subsidiaries require additional funding from us in the future, including funding derived from the proceeds of any offering under this registration statement, our ability to provide such funding may depend on our completion of applicable registrations, filings and other procedures under PRC law. We cannot assure you that we will be able to complete any such required procedures on a timely basis, or at all. Any failure or delay in completing applicable procedures could restrict or delay our ability to use proceeds from future offerings to fund our PRC subsidiaries and could adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors — Risks Related to Our Business Operations in the PRC — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may restrict or delay us from using the proceeds of future offerings to make loans or additional capital contributions to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business.”

Corporate Information

Quanome Technologies, Inc. (formerly Lakeside Holding Limited) was incorporated under the laws of the State of Nevada on August 28, 2023. On July 31, 2026, Quanome filed with the Secretary of State of the State of Nevada a Certificate of Amendment to change its name from “Lakeside Holding Limited” to “Quanome Technologies, Inc.” (the “Name Change Amendment”). The Name Change Amendment became effective at 5:00 p.m. Eastern Time on August 3, 2026. Beginning with the opening of trading on August 4, 2026, the Company’s common stock began trading on The Nasdaq Capital Market under the Company’s new corporate name, Quanome Technologies, Inc., and the new ticker symbol “QNME” (the “Symbol Change”). The CUSIP number for the Company’s common stock did not change in connection with the Name Change Amendment or the Symbol Change.

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Hupan Pharmaceutical was incorporated in the People’s Republic of China on November 21, 2024 and is our current operating subsidiary, through which substantially all of our existing commercial business is conducted. Sichuan Hupan was incorporated in the People’s Republic of China on July 10, 2024 as a wholly foreign-owned enterprise and serves as our intermediate holding company in the PRC. Smart Reserve Holding LTD, Smart Reserve Inc and Quantum Nexus Technologies Ltd. were incorporated in the Cayman Islands on September 16, 2025, September 25, 2025 and May 15, 2026, respectively; none of them has commenced operations or generated any revenue. XDT, Inc., XDT US HoldCo, LLC, XDT Infrastructure I, LLC, and XDT Infrastructure II, LLC were incorporated in the State of Delaware on September 10, 2026. We do not have, and have never had, any variable interest entity or contractual arrangement in lieu of equity ownership. Each of our subsidiaries is directly or indirectly wholly owned by Quanome. Our principal executive office is located at 112 W 34th St, FL 18, Room 18022, New York, NY 10120, and our telephone number is (778) 888-7232.

Our website address is https://quanometech.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended, or the Securities Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies.

Accordingly, in this prospectus, we (i) have presented only two years of audited financial statements; and (ii) have not included a compensation discussion and analysis of our executive compensation programs. In addition, for so long as we are an emerging growth company, among other exemptions, we will:

●	not be required to engage an independent registered public accounting firm to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

●	not be required to comply with the requirement in Public Company Accounting Oversight Board Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report;

●	be permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including in this prospectus;

●	not be required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation; or

●	not be required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes.”

We will remain an “emerging growth company” until the earliest occurrence of:

●	our reporting of $1.235 billion or more in annual gross revenue;

●	our becoming a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

●	our issuance, in any three-year period, of more than $1.0 billion in non-convertible debt; and

●	the fiscal year end following the fifth anniversary of the completion of this initial public offering.

The Jumpstart Our Business Startups Act of 2012, or the JOBS Act, also permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this extended transition period under the JOBS Act.

We also qualify as a “smaller reporting company,” meaning that the market value of our common stock is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our common stock is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

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RISK FACTORS

Investment in our securities involves risks. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the risk factors set forth below, the risk factors contained in our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2026 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all other information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” in this prospectus.

Risks Related to Our Securities

If we are unable to regain and maintain compliance with Nasdaq listing standards, our common stock could be delisted, which could adversely affect the liquidity of our common stock and our ability to raise capital.

On January 7, 2026, we received notice from Nasdaq that we were not in compliance with the minimum bid price requirement because the closing bid price of our common stock had remained below $1.00 per share for 30 consecutive business days. On July 9, 2026, the Company received a second notice (the “Second Notice”) from Nasdaq indicating that, while the Company has not yet regained compliance with the bid price requirement, the Staff has determined that the Company is eligible for an additional 180 calendar day period, or until January 4, 2027 (the “Second Compliance Period”), to regain compliance. According to the Second Notice, the Staff’s determination was based on (i) the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and (ii) the Company’s written notice of its intention to cure the deficiency during the Second Compliance Period by effecting a reverse stock split, if necessary. However, there can be no assurance that we will be able to regain or maintain compliance with Nasdaq’s listing requirements.

If our common stock is delisted from Nasdaq, the market liquidity of our common stock could be materially adversely affected, and our ability to raise capital on favorable terms, or at all, could be impaired. Delisting could also adversely affect investor confidence, analyst coverage, and business development opportunities. In addition, our common stock could become subject to the SEC’s penny stock rules, which may further reduce trading activity and limit investors’ ability to buy or sell our common stock.

If you purchase our securities, you may experience future dilution as a result of future equity offerings or other prior equity issuances.

We may seek additional capital in the future due to market conditions, strategic opportunities or other considerations, even if we believe we have sufficient funds for our current operating plans. To raise additional capital, we may issue additional shares of our common stock or securities convertible into, exchangeable for, or exercisable for our common stock. We cannot assure you that future issuances will be made at a price equal to or greater than the price paid by investors in this offering, and investors in future financings may receive rights, preferences or privileges senior to those of existing stockholders.

In addition, as of the date of this prospectus, we have outstanding warrants to purchase shares of our common stock. Certain of these warrants contain anti-dilution and price-adjustment provisions that may, under specified circumstances, reduce the applicable exercise price and increase the number of shares issuable upon exercise. The exercise of such warrants, or adjustments pursuant to their terms, could result in additional dilution to our stockholders.

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The market price of our common stock and the trading volume of our common stock have been and may continue to be volatile, and such volatility could cause the market price of our common stock to decrease.

Between September 30, 2025, and September 30, 2026, the market price of our common stock fluctuated from a low of $0.2504 per share to a high of $1.68 per share, and our stock price continues to fluctuate. The market price and trading volume of our common stock may continue to fluctuate in response to numerous factors, some of which are beyond our control, such as:

●	our ability to maintain or increase sales of our products;

●	our ability to maintain and expand relationships with pharmaceutical manufacturers and suppliers;

●	changes in supply terms, pricing arrangements, product availability, or procurement costs;

●	announcements by us or our competitors regarding acquisitions, strategic alliances, new products, or other business developments;

●	changes in reimbursement policies, healthcare regulations, or governmental oversight affecting our products or customers;

●	developments concerning regulatory oversight and approvals;

●	changes in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

●	successes or challenges in our collaborative arrangements or alternative funding sources;

●	developments affecting the pharmaceutical distribution, healthcare, and life sciences industries;

●	actual or perceived changes in the interpretation or enforcement of laws, regulations, and governmental policies in China that affect our business, industry, or corporate structure;

●	adverse effects on our business condition and results of operations from general economic and market conditions and overall fluctuations in the United States and international markets;

●	future issuances of common stock or other securities;

●	the addition or departure of key personnel; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market in general, and the securities of smaller-cap healthcare and pharmaceutical companies in particular, have experienced significant price and volume volatility. Continued market fluctuations could result in substantial volatility in the market price of our common stock, which could cause investors to lose some or all of their investment.

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Risks Related to Our Business Operations in the PRC

The PRC government may exert significant influence over our PRC subsidiaries’ operations, which could result in a material change in our operations and/or in the value of the securities we are registering, and could cause the value of our securities to significantly decline or become worthless.

Our operating subsidiary, Hupan Pharmaceutical, is a China-based company and has business operations in the PRC. Accordingly, the PRC government has significant oversight, control and discretion over the conduct of Hupan Pharmaceutical’s business and may intervene or influence our operations at any time. The PRC government has recently published new policies that significantly affected certain industries, and we cannot rule out the possibility that it will in the future do the same regarding Hupan Pharmaceutical’s industry, including policies that could require us to seek permission from the PRC authorities to continue to operate our PRC business.

In February 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which came into effect on March 31, 2023. The Trial Measures comprehensively improve and reform the existing regulatory regime for overseas offering and listing of PRC domestic companies’ securities and regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime.

In February 2023, the CSRC and other PRC governmental authorities jointly issued the Provisions on Strengthening the Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality Provisions”), which came into effect on March 31, 2023. According to the Confidentiality Provisions, PRC domestic companies that directly or indirectly conduct overseas offerings and listings shall strictly abide by the laws and regulations on confidentiality when providing or publicly disclosing, whether directly or through their overseas listed entities, materials to securities services providers. In the event such materials contain state secrets or working secrets of government agencies, PRC domestic companies shall first obtain approval from authorities, and file with the secrecy administrative department at the same level with the approving authority; in the event that such materials, if divulged, will jeopardize national security or public interest, PRC domestic companies shall comply with procedures stipulated by national regulations.

Following the disposition of our U.S. business in February 2026, a substantial majority of our current revenue is derived from its PRC operations. We intend to develop additional business lines through subsidiaries in the U.S. and Cayman Islands. However, these planned businesses remain subject to development and commercialization risks, and there can be no assurance that we will successfully establish meaningful operations or generate material revenue outside China.

If (i) we mistakenly conclude that certain regulatory filings, permissions and approvals are not required, (ii) applicable laws, regulations, or interpretations change, or (iii) we are required to obtain such filings, permissions or approvals in the future, we may be unable to obtain them in a timely manner, or at all, and such filings, permissions or approvals may be denied or rescinded even if obtained. We may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies if we are unable to comply with such requirements, which may result in fines and penalties, restrictions on our operations, having to delist from a stock exchange outside of China, the halting of securities offerings to foreign investors and/or other actions that could materially and adversely affect our operations.

Any such actions or sanctions, once taken by the PRC government, could significantly limit, delay or hinder our ability to offer or continue to offer securities to investors, could result in a material change in our operations and/or in the value of the securities we are registering, and could cause the value of our securities to significantly decline or become worthless. We currently expect to fund our operations primarily through cash generated from our existing business operations and, as appropriate, through future capital raising activities. To the extent additional capital is required to support the research and development, commercialization or expansion of our planned quantum-enabled artificial intelligence, post-quantum cryptography or other new business initiatives, including any strategic acquisitions or collaborations, our ability to successfully pursue such initiatives may depend in part on our ability to access the capital markets. If governmental actions or regulatory restrictions were to limit, delay or prevent us from conducting future securities offerings, our ability to obtain additional financing could be adversely affected, which could in turn delay or limit the development, commercialization or expansion of our planned new business activities.

Changes in political, economic and other policies of the PRC government could have a material adverse effect on the overall economic growth of the PRC, which could reduce the demand for products offered by Hupan Pharmaceutical, and therefore adversely affect our financial results.

The PRC government has implemented various measures to promote economic development and regulate the allocation of resources. Although some of these measures may benefit the PRC economy generally, they may adversely affect Hupan Pharmaceutical’s medical product wholesale and distribution operations.

Hupan Pharmaceutical’s ability to maintain and grow its business in the PRC depends on a number of factors beyond our control, including macroeconomic and market conditions, demand for medical and healthcare products, changes in healthcare and pharmaceutical distribution policies, product pricing and reimbursement policies, procurement practices, import and export requirements, supply chain conditions, tax policies and the interpretation and enforcement of applicable laws and regulations. Changes in government procurement programs, centralized purchasing policies, distribution licensing requirements or restrictions on the sale, storage, transportation or importation of medical products could affect the products Hupan Pharmaceutical is permitted to distribute, the prices and margins at which it operates, and its ability to maintain relationships with suppliers and customers.

If Hupan Pharmaceutical is unable to adapt to these regulatory, policy or market developments in a timely and effective manner, our results of operations, financial condition and prospects could be materially and adversely affected.

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There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

The PRC legal system is a civil law system based on written codes and statutes. Unlike the common law system, prior court decisions may be cited as persuasive authority, but have limited precedential value. Since the late 1970s, the PRC government has promulgated a comprehensive system of laws, rules and regulations governing economic matters in general. In particular, as a result of the recency of implementation of certain laws and regulations, the non-precedential nature of court decisions, and the discretion regulators have in interpretation and enforcement of such laws, rules and regulations, the PRC legal system involves significant uncertainties, and can be inconsistent in its implementation, interpretation and enforcement. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we may experience. These uncertainties may impede our ability to enforce our contracts and could materially and adversely affect our business, financial condition and results of operation.

The PRC legal system is based in part on government policies and internal rules which may be amended from time to time with little advance notice and which may not be timely published or otherwise made publicly available. Rules and regulations in China can change quickly, and amendments may in certain circumstances be given retroactive effect. We may not be aware of our violation of these policies and rules until after the occurrence of the violation, and we may be found to be in violation if we fail to adapt to these regulatory developments in a timely and effective manner. Such potential violations, including violations concerning the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations. As a result, sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale, and could cause the value of our securities to significantly decline or become worthless.

Failure to obtain, renew or maintain the licenses, permits and filings required for our business operations, or to comply with the conditions and scope limitations attached to them, could materially and adversely affect our business, financial condition and results of operations.

The distribution of pharmaceuticals, medical devices and foods for special medical purposes in the PRC is a licensed activity, and each of the product categories we distribute is administered under a separate regulatory regime. Hupan Pharmaceutical currently holds a Drug Business License (药品经营许可证), a Medical Device Business License (医疗器械经营许可证), a Class II Medical Device Business Filing Certificate (第二类医疗器械经营备案凭证), and a Food Business License (食品经营许可证), in addition to its business license. Each of these licenses has a term of five years and must be renewed in advance of its expiration in accordance with applicable statutory procedures.

Each license and filing authorizes only the categories of products specified on its face, and in certain cases the mode of operation, the scope of business and the registered premises and storage facilities. If Hupan Pharmaceutical distributes a product outside the authorized scope of the relevant license or filing, changes its premises, warehouses or cold-chain facilities, changes its legal representative or responsible personnel, or otherwise alters particulars recorded on a license or filing without obtaining the required amendment or completing the required updating procedures, it may be found to be in violation of applicable requirements.

We cannot assure you that Hupan Pharmaceutical will be able to renew any of its licenses or filings on a timely basis, on comparable terms, or at all, or that the authorities will not narrow the scope of any license upon renewal. If Hupan Pharmaceutical fails to obtain, renew or maintain any required license, permit or filing, operates outside its authorized scope, or is found to be in violation of applicable requirements, it could be subject to warnings, orders to rectify, fines, confiscation of products and of income derived from the relevant operations, suspension of operations, and suspension or revocation of the relevant license or filing. Because substantially all of our revenue depends on products that may only be distributed under these licenses, the loss, suspension or non-renewal of any one of them, or a narrowing of its authorized scope, could require us to cease distributing an entire product category. In addition, changes in the interpretation or enforcement of applicable requirements, in the risk classification of a medical device Hupan Pharmaceutical distributes, in the licensing items applicable to foods for special medical purposes, or in centralized procurement, tender qualification or product pricing and reimbursement policies could require Hupan Pharmaceutical to obtain additional licenses or complete additional filings, or could restrict the products Hupan Pharmaceutical is permitted to distribute. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

Restrictions on the ability of our PRC subsidiaries to make dividends and other distributions to us could limit our ability to fund our operations and make distributions to shareholders.

We are a Nevada holding company that conducts substantially all of our business through our PRC operaing subsidiary. As a holding company, we may rely on dividends and other distributions from Hupan Pharmaceutical to satisfy our cash and financing requirements, including funding our operations, pursuing strategic growth initiatives, servicing any indebtedness and making distributions to Quanome’s shareholders.

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Under applicable PRC laws and regulations, dividends and other distributions by our PRC subsidiary are subject to various restrictions and procedures, including those relating to foreign exchange registration and the conversion of Renminbi into foreign currencies. In addition, Hupan Pharmaceutical may make distributions to us only out of its accumulated after-tax profits, if any, as determined in accordance with PRC accounting standards and regulations. PRC laws also require enterprises to set aside a portion of their after-tax profits each year to fund certain statutory reserve funds before they may distribute dividends. These reserve funds are not distributable as cash dividends.

Furthermore, if Hupan Pharmaceutical incurs debt in the future, the instruments governing such indebtedness may restrict its ability to pay dividends or make other distributions to us. Any limitation on the ability of Hupan Pharmaceutical to transfer funds to us could adversely affect our liquidity and our ability to fund our operations, pursue acquisitions or other strategic transactions, support the development and commercialization of new business initiatives or make distributions to Quanome’s shareholders.

As a result, there can be no assurance that our PRC subsidiaries will be able to make dividends or other distributions to us in the amounts or at the times we anticipate, or at all. Any restrictions on cash transfers within our corporate group could materially and adversely affect our business, financial condition, results of operations and the value of our securities.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may restrict or delay us from using the proceeds of future offerings to make loans or additional capital contributions to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business.

Any funds we provide to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, may be subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiaries may require registration with the State Administration for Market Regulation (the “SAMR”) or its local counterpart and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC subsidiaries is required to be registered with SAFE or its local branches, and (ii) any of our PRC subsidiaries may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, they may only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China.

Under applicable SAFE regulations, Renminbi converted from the foreign-currency-denominated capital of a foreign-invested enterprise may not be used for expenditures beyond the enterprise’s business scope, may not be used to provide entrusted loans or to repay loans between non-financial enterprises, and may not be lent to non-affiliated entities. Foreign-invested enterprises may settle their foreign exchange capital and convert foreign debt into Renminbi on a discretionary basis, and non-investment foreign-invested enterprises may use capital funds to make domestic equity investments provided that the investment does not fall within the negative list for foreign investment. Interpretation and application of these requirements continue to evolve, and violations may result in monetary or other penalties.

Historically, we have provided funding to a PRC subsidiary through capital contributions. We currently have no plans to provide additional funding to our PRC subsidiaries. However, if our PRC subsidiaries require additional funding from Quanome in the future, including funding derived from proceeds of any offering under this registration statement, our ability to provide such funding may depend on the completion of applicable registrations, filings, reporting and other procedures under PRC law. We cannot assure you that we will be able to complete any such required procedures on a timely basis, or at all. Any failure or delay in completing applicable procedures, or any restrictions on the conversion or use of such funds, could restrict or delay our ability to use proceeds from future offerings to fund or expand the operations of our PRC subsidiaries and could materially and adversely affect our liquidity, business and results of operations.

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Regulatory restrictions on currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes regulatory restrictions on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China, and requires approval or registration in accordance with regulatory requirements. Substantially all of our revenues are denominated in Renminbi. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE, provided that certain procedural requirements are complied with and supporting documentation is presented to designated banks. Approval from, or registration with, appropriate government authorities is, however, required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital account items, such as the repayment of loans denominated in foreign currencies or the repatriation of investment. As a result, we may not be able to convert Renminbi into U.S. dollars, or to remit funds out of China, in a timely manner or at all. The PRC government may at its discretion further restrict access to foreign currencies for current account or capital account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, service any foreign currency-denominated obligations or fund business activities outside the PRC.

Implementation of the labor laws and regulations in the PRC may adversely affect our business and results of operations, and failure to fully comply with PRC labor-related laws may expose us to potential liabilities and penalties.

Pursuant to the PRC Labor Contract Law, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. It is uncertain as to how the labor contract law and its implementation rules will affect Hupan Pharmaceutical’s current employment policies and practices. Hupan Pharmaceutical’s employment policies and practices may violate the labor contract law or its implementation rules, and we may thus be subject to related penalties, fines or legal fees.

Compliance with the labor contract law and its implementation rules may increase the operating expenses. In the event that Hupan Pharmaceutical decides to terminate some of its employees or otherwise change its employment or labor practices, the labor contract law and its implementation rules may also limit its ability to effect those changes in a desirable or cost-effective manner, which could adversely affect its business and results of operations. According to the Social Insurance Law, employees must participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance and maternity insurance, and the employers must, together with their employees or separately, pay the social insurance premiums for such employees. The PRC government’s enhanced measures relating to social insurance collection may lead to stricter enforcement.

As the interpretation and implementation of these laws and regulations are still evolving, there can be no assurance that Hupan Pharmaceutical’s employment practice policy will at all times be deemed to be in full compliance with labor-related laws and regulations in the PRC, which may subject Hupan Pharmaceutical to labor disputes or government investigations. If Hupan Pharmaceutical is deemed to have violated relevant labor laws and regulations, it could be required to provide additional compensation to its employees, and, therefore, our financial condition and results of operations could be materially and adversely affected.

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Fluctuations in exchange rates may result in foreign currency exchange losses.

The change in the value of the Renminbi against other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and the PRC’s foreign exchange policies, as well as supply and demand in the local market. We are exposed to the risks of market forces or government policies and their impact on the exchange rate between Renminbi or other currencies in the future. Subsequent to the disposal of our U.S. logistics business in February 2026 and as of the date of this prospectus, most of our revenue and costs are denominated in Renminbi and most of our cash are also denominated in Renminbi. Any significant fluctuations in the value of the Renminbi may materially and adversely affect our liquidity and cash flows.

Changes in the relations between the PRC and the United States may affect our business, financial condition and results of operations.

Due to Hupan Pharmaceutical’s operations in the PRC, our business, results of operations and financial condition may be influenced to a certain degree by changes in government relations between the PRC and the United States or other governments. There is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs.

The PRC’s political relationships with those foreign countries and regions may affect our current and future relationships with third parties. There can be no assurance that our existing or potential collaborators will not alter their perception of us or their preferences as a result of adverse changes to the state of political relationships between the PRC and the relevant foreign countries or regions, and such alteration may cause a decline in the demand for Hupan Pharmaceutical’s products, and adversely affect our business, financial condition, results of operations, cash flows and prospects.

In July 2021, the PRC government provided new guidance on the PRC-based companies raising capital outside of the PRC, including through arrangements called variable interest entities (“VIEs”). In light of such developments, the SEC has imposed enhanced disclosure requirements on the PRC-based companies seeking to register securities with the SEC. Although Hupan Pharmaceutical is our wholly-owned subsidiary and we do not have a VIE structure, due to operations in the PRC, any future PRC, U.S. or other rules and regulations that place restrictions on capital raising or other activities by companies with operations in the PRC could affect our business and results of operations. Changes in the state of relations between the PRC and the United States or other governments are difficult to predict and could adversely affect our operations and our business in the PRC and United States.

You may experience difficulties in effecting service of legal process upon, enforcing foreign judgments against, or bringing original actions in the PRC against us or certain of our directors and officers, and your ability to protect your interests through the U.S. courts may be limited.

A substantial portion of our operations and assets is located in the PRC. In addition, two of our directors and executive officers reside in the PRC. Long Yi is a foreign citizen residing in the PRC. Zhengyi (Janice) Fang is a PRC national residing in the PRC. Substantially all or a significant portion of the assets of such individuals may be located outside the United States. As a result, it may be difficult or costly for investors to effect service of process within the United States upon us or such persons, or to bring actions in the United States against us or such persons based on the civil liability provisions of the U.S. federal securities laws or the securities laws of any state in the United States.

Even if an investor successfully obtains a judgment against us or any of our directors or officers in a U.S. court, the investor may not be able to enforce that judgment against assets located in the PRC. The recognition and enforcement of foreign judgments in the PRC are governed by the PRC Civil Procedure Law. PRC courts may recognize and enforce a foreign judgment pursuant to an applicable treaty or on the basis of reciprocity, subject to the satisfaction of applicable statutory requirements and public-policy considerations. The PRC and the United States do not currently have a bilateral treaty providing for the reciprocal recognition and enforcement of civil and commercial judgments. Accordingly, there is substantial uncertainty as to whether, and under what circumstances, a PRC court would recognize or enforce a judgment rendered by a U.S. court against us or our directors or officers, particularly a judgment predicated upon the civil liability provisions of U.S. federal or state securities laws.

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There is also uncertainty as to whether PRC courts would entertain an original action brought in the PRC against us or our directors or officers based solely upon U.S. federal or state securities laws. Investors seeking to bring such an action in the PRC may be required to establish an independent cause of action under PRC law, satisfy applicable jurisdictional and procedural requirements, arrange for the translation, notarization and authentication of evidence generated outside the PRC, and incur significant legal fees and other costs. Such proceedings may be time-consuming, and the remedies available under PRC law may differ from, or be more limited than, the remedies available under U.S. securities laws.

Accordingly, investors may face significant practical and legal obstacles, as well as substantial costs and delays, in pursuing claims against us or our directors and officers and in enforcing judgments against assets located in the PRC. As a result, your ability to protect your interests and obtain an effective remedy for violations of U.S. federal or state securities laws may be materially limited.

We may be required to complete filing procedures with the CSRC in connection with future offerings of our securities under this registration statement, and we cannot assure you that we will be able to complete such filings in a timely manner or at all.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, together with five supporting guidelines, which became effective on March 31, 2023. The Trial Measures establish a filing-based regulatory regime for direct and indirect overseas securities offerings and listings by PRC domestic companies, including certain subsequent offerings conducted by companies that are already listed on an overseas stock exchange.

Under the Trial Measures, an overseas offering and listing by an issuer will be deemed an indirect overseas offering and listing by a PRC domestic company if both of the following conditions are satisfied: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets, as reflected in its audited consolidated financial statements for the most recently completed fiscal year, is attributable to PRC domestic companies; and (ii) the principal parts of the issuer’s business activities are conducted in mainland China, its principal place of business is located in mainland China, or the majority of the senior management personnel responsible for its business operations and management are PRC citizens or have their usual places of residence in mainland China. The determination is made based on the substance of the issuer’s activities and other relevant facts and circumstances.

We are filing the registration statement of which this prospectus forms a part to register securities that we may offer and sell from time to time. We believe that the filing or effectiveness of this registration statement, by itself, does not constitute a completed overseas securities offering requiring a filing with the CSRC under the Trial Measures. However, the CSRC or other relevant PRC governmental authorities may reach a different conclusion.

If, at the time of a future offering or takedown under this registration statement, our operations satisfy the criteria for an indirect overseas offering and listing by a PRC domestic company under the Trial Measures, including because our PRC operations continue to account for 50% or more of one or more of the applicable financial measures and the other applicable condition is also satisfied, such offering may be regarded as a subsequent overseas securities offering in the same overseas market. In that event, we may be required to complete a filing with the CSRC within three working days after the completion of such offering. The applicable filing requirements may depend on the structure, timing and terms of the particular offering, as well as the facts and circumstances existing at that time.

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There remain uncertainties regarding the interpretation, implementation and enforcement of the Trial Measures and the related guidance. We cannot assure you that the CSRC or other relevant PRC governmental authorities will agree with our determination that no filing is required in connection with the filing of this registration statement, or that any future offering under this registration statement will not require a CSRC filing. If a filing is required in connection with a future offering, we cannot assure you that we will be able to complete it in a timely manner or at all.

If we fail to complete any required CSRC filing, or if the CSRC determines that we have conducted an overseas securities offering without satisfying the applicable filing requirements, we may be subject to regulatory actions, including orders to rectify, warnings and monetary penalties. Such actions could delay or prevent us from completing future offerings under this registration statement, limit our ability to raise capital, materially and adversely affect our business, financial condition and results of operations, and cause the value of our securities to decline significantly or become worthless.

Compliance with the PRC’s laws, regulations and guidelines relating to data security, cybersecurity and privacy and any other future laws and regulations may entail significant expenses and could affect our business.

The PRC has implemented or will implement rules and is considering a number of additional proposals relating to data protection. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in the PRC from transferring data stored in the PRC to foreign law enforcement agencies or judicial authorities without prior approval by the PRC government. Additionally, the PRC’s Cybersecurity Law and the Administrative Measures for the Hierarchical Protection of Information Security require companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Under the rules, regulations and guidelines relating to the multi-level protection scheme, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level of the entity’s information and network systems.

Recently, the Cybersecurity Administration of China (“CAC”) has taken action against several PRC internet companies in connection with their initial public offerings on U.S. securities exchanges for alleged national security risks and improper collection and use of the personal information of PRC data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Cybersecurity Review Measures, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.”

Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators procuring network products and services, and online platform operators (as opposed to “data processors” in the Revised Draft CAC Measures) carrying out data processing activities which affect or may affect national security, shall conduct a cybersecurity review pursuant to the provisions therein. In addition, online platform operators possessing personal information of more than one million users seeking to be listed on foreign stock markets must apply for a cybersecurity review.

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On September 24, 2024, the State Council of the PRC published the Network Data Regulations, which became effective on January 1, 2025. The Network Data Regulations provide detailed implementing rules and guidance on various aspects of data compliance requirements under the existing data protection framework pillars of the Cybersecurity Law, the PRC Data Security Law and the PRC Personal Information Protection Law. The Network Data Regulations supplement the requirements on several aspects of the PRC Personal Information Protection Law regarding notification, consent, and the exercise of personal rights, provide more detail on compliance requirements for processors of important data, and also provide more guidance to streamline cross-border data transfers.

As of the date of this prospectus, neither we nor Hupan Pharmaceutical has received any notice from any PRC regulatory authority identifying us as a “critical information infrastructure operator,” “online platform operator” or “data processor,” or requiring us to go through the cybersecurity review procedures pursuant to the Cybersecurity Review Measures and Regulation on Network Data Security Management (the “Network Data Regulations”). Based on our understanding of the Cybersecurity Review Measures, and the Network Data Regulations, we believe it is unlikely that Hupan Pharmaceutical will become subject to cybersecurity review by the CAC for issuing securities to foreign investors because: (i) the business customer information Hupan Pharmaceutical handles in its business operations, either by its nature or in scale, does not normally trigger significant concerns over PRC national security and (ii) Hupan Pharmaceutical has not processed, and does not anticipate to process in the foreseeable future, personal information for more than one million users or persons. However, there remains uncertainty as to how the Cybersecurity Review Measures, and the Network Data Regulations, if enacted as currently proposed, will be interpreted or implemented. Furthermore, there remains uncertainty as to whether the PRC regulatory authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation in relation, or in addition, to the Revised CAC Measures and the Draft Management Regulations. While we intend to closely monitor the evolving laws and regulations in this area and take all reasonable measures to mitigate compliance risks, we cannot guarantee that Hupan Pharmaceutical’s business and operations will not be adversely affected by the potential impact of the Cybersecurity Review Measures, the Network Data Regulation or other laws and regulations related to cybersecurity, privacy and data security.

Furthermore, the Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in the PRC, and the processing of personal information of persons in the PRC outside of the PRC if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in the PRC. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by PRC cyberspace regulators are also required to store in the PRC personal information generated or collected in the PRC, and to pass a security assessment administered by PRC cyberspace regulators for any export of such personal information. Lastly, the Personal Information Protection Law contains proposals for significant fines for serious violations of up to approximately $7.2 million or 5% of annual revenues from the prior year and may also be ordered to suspend any related activity by competent authorities. Neither we nor Hupan Pharmaceutical currently maintain, or intend to maintain in the future, personally identifiable health information of patients in the PRC.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation or changes in enforcement. Compliance with the PRC’s new Cyber Security Law and Data Security Law could significantly increase the cost to us of conducting our business, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by PRC government authorities and private claims or litigation, any of which could adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law, the Cybersecurity Review Measures and the recent PRC government actions could adversely affect our ability, on favorable terms, to raise capital.

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The enacted “Holding Foreign Companies Accountable Act” and the “Accelerating Holding Foreign Companies Accountable Act” call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors. These developments could add uncertainties to the market for our common stock.

The HFCAA requires certain issuers of securities to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three consecutive years, the issuer’s securities are banned from trading on a national exchange or through other methods. In December 2022, the Accelerating Holding Foreign Companies Accountable Act amended the HFCAA by decreasing the number of non-inspection years from three to two, thus reducing the time period before our common stock may be prohibited from trading or delisted if the PCAOB were to determine that it could not inspect our auditor.

In March 2021, the SEC adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. In December 2021, the SEC adopted amendments finalizing such rules to require that any such identified registrant is required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and to also required to disclose in the registrant’s annual report the audit arrangements of, and governmental influence on, such a registrant.

In December 2021, the PCAOB issued a Determination Report which found that the PCAOB was then unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. The PCAOB has made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

In August 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. In December 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. While vacating those determinations, the PCAOB noted that, should it encounter any impediment to conducting an inspection or investigation of auditors in mainland China or Hong Kong as a result of a position taken by any authority there, the PCAOB will consider the need to issue a new determination. Notwithstanding the foregoing, if the PCAOB is not able to inspect and investigate completely our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA.

Our auditor, ZH CPA, LLC, an independent public accounting firm registered with the PCAOB, is headquartered in Denver, Colorado. Our auditor is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restrictions on our access to the U.S. capital markets and trading of our securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement or free writing prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, objectives, plans and current expectations and the statements set forth in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the SEC. The words “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth in the section captioned “Risk Factors” in this prospectus, our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the SEC. We do not assume any obligation to update any forward-looking statements, except as required by law.

Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of Quanome’s capital stock (which includes a description of securities that Quanome may offer pursuant to the registration statement of which this prospectus is a part) and other securities Quanome may offer. This description is summarized from, and qualified in its entirety by reference to Quanome’s articles of incorporation and bylaws, as they may be amended from time to time, any certificates of designations through which Quanome may establish the terms and conditions of particular series of stock, other documents governing the terms and conditions of particular securities and applicable provisions of Nevada law.

General

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 34,427,559 shares of Common Stock are issued and outstanding. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Each share of our common stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our articles of incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of our common stock shall be entitled to share equally, on a per share basis, in all assets remaining after the payment of any liabilities.

Preferred Stock

Our amended and restated articles of incorporation filed with the Nevada Secretary of State on July 2, 2026 authorize a total of 1,000,000,000 shares of preferred stock. As of the date of this prospectus, we have no shares of preferred stock issued or outstanding.

Under the terms of our amended and restated articles of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

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Exchange Listing

Our common stock is listed for trading on Nasdaq under the trading symbol “QNME.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare Corporation.

Our Bylaws and Articles of Incorporation

The following summary of certain provisions of our amended bylaws and articles of incorporation, is qualified by reference to our amended bylaws and articles of incorporation that are filed as exhibits to the registration statement of which this prospectus forms a part and the applicable provisions of Nevada law.

Our Board of Directors

Under our amended articles of incorporation, the number of directors may be increased or decreased to any number of full-age members by a majority vote of the stockholders as provided in our bylaws, but such number of members shall not be increased above the maximum of ten (10) full-age members nor decreased below a minimum of one (1) full-age member. We currently have five member on our board of directors.

Removal of Directors

Pursuant to the amended bylaws, any one or more of the directors may be removed either with or without cause at any time by the vote or written consent of the shareholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to voting power.

Special Meetings of Stockholders

Pursuant to the amended bylaws, special meetings of the stockholders shall be held at the registered office of the Company or at such other place as shall be specified or fixed in a notice thereof. Such meetings of the stockholders may be called at any time by the chief executive officer, president or secretary, or by a director, and shall be called by the president on the written request of the holders of record of at least 10% of the number of shares of the Company then outstanding and entitled to vote, which written request shall state the object of such meeting.

Action by Written Consent of the Stockholders in Lieu of a Meeting

Pursuant to our amended bylaws and NRS 78.320, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent setting forth the action so taken is signed by stockholders holding at least a majority of the voting power, except that, if a different proportion of voting power is required for such action at a meeting, written consents representing such proportion of the voting power will be required.

Amendment to Our Bylaws

Pursuant to our amended bylaws, the bylaws may be altered, amended or repealed, and new bylaws may be adopted, at any annual or special meeting of stockholders by the affirmative vote of stockholders holding a majority of the voting power of the shares entitled to vote thereon. The bylaws may also be altered, amended or repealed, and new bylaws may be adopted, by the Board of Directors at any regular or special meeting at which a quorum is present, provided that notice of any proposed amendment or repeal is included in the notice of any special meeting. Any amendment adopted by the Board of Directors may not be inconsistent with or contrary to any amendment adopted by the stockholders.

Amendment to Our Articles of Incorporation

Pursuant to our amended articles of incorporation, the affirmative vote of holders of at least fifty percent (50%) of the outstanding voting power of the Company is required to amend, alter, change or repeal any provision of our Articles of Incorporation, except as otherwise provided by applicable Nevada law.

Acquisition of a Controlling Interest

Sections 78.378 through 78.3793 of the NRS govern certain acquisitions of a controlling interest in qualifying Nevada corporations and generally restrict an acquiring person’s ability to exercise voting rights with respect to control shares unless such voting rights are approved by the corporation’s stockholders. The NRS permits a corporation to opt out of these provisions through its articles of incorporation or bylaws. Our amended bylaws provide that these sections regarding acquisition of a controlling interest shall not apply to us.

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means any debentures, notes, bonds and other evidences of indebtedness that Quanome may issue under this prospectus, as supplemented, from time to time. The debt securities may consist of senior debt securities, senior subordinated debt or subordinated debt securities. Quanome may also issue convertible or exchangeable debt securities. Debt securities may be issued under one or more indentures (each, an “Indenture”) entered into between Quanome and a trustee to be named therein. Convertible or exchangeable debt securities may be issued under an Indenture or pursuant to separate agreements, as described in the applicable prospectus supplement. Each Indenture will be qualified under the Trust Indenture Act of 1939, as amended.

The form of Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. Any supplemental indenture or other instrument establishing the terms of a particular series may be filed by amendment or incorporated by reference from a subsequently filed report. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indenture and the debt securities will be summaries thereof, will not be complete and will be subject and qualified in their entirety by reference to all of the provisions of the Indenture (and any amendments or supplements Quanome may enter into from time to time which are permitted under the Indenture) and the debt securities.

Quanome may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, Quanome may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should particular debt securities evidence unsecured indebtedness, holders of secured indebtedness, if any, generally would be entitled to receive payment from the assets securing such indebtedness before those assets could be used to satisfy claims of holders of the unsecured debt securities.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which Quanome will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon Quanome pursuant to the applicable Indenture;

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●	the rate or rates of amortization of the debt securities;

●	if Quanome possesses the option to do so, the periods within which and the prices at which Quanome may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	Quanome’s obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which Quanome will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at Quanome’s option and, if other than by a board resolution, the manner in which any election by Quanome to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●

the portion, or methods of determining the portion, of the principal amount of the debt securities which Quanome must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●

any deletions from, modifications of or additions to the events of default or Quanome’s covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on Quanome’s ability to incur debt, redeem stock, sell Quanome’s assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions may apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for Quanome’s common stock, or other securities or property;

●	whether Quanome are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material United States federal income tax considerations applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplement, in foreign currencies, or units based on or related to foreign currencies;

●

any right Quanome may have to satisfy, discharge and defease Quanome’s obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indenture, by depositing money or U.S. government obligations with the trustee of the Indenture;

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●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, Quanome will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, Quanome may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. Quanome will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

Quanome may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how Quanome will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and any material United States federal income tax considerations.

The applicable Indenture generally will permit Quanome and the trustee to amend or supplement the Indenture with the consent of the holders of a majority in principal amount of the affected series, subject to any higher threshold established for that series. Certain changes, including changes to principal, stated maturity, interest or premium, the currency of payment, or a holder’s right to institute suit for payment, generally will require the consent of each affected holder. The applicable Indenture may also permit certain amendments without holder consent, including amendments to establish the terms of a series, cure ambiguities, add covenants or guarantees, provide collateral, appoint a successor trustee or make changes that do not materially adversely affect holders.

Unless otherwise provided in the applicable prospectus supplement, events of default under the applicable Indenture may include a default in the payment of principal or premium when due, a default for the applicable period in the payment of interest, a failure to perform other covenants following notice and expiration of the applicable cure period, and certain events of bankruptcy or insolvency. The applicable prospectus supplement may provide for additional, different or fewer events of default with respect to a particular series.

The applicable Indenture generally will restrict Quanome from consolidating or merging with or into another person, or transferring all or substantially all of its assets and the assets of its subsidiaries, taken as a whole, unless Quanome is the surviving entity or the successor assumes Quanome’s obligations under the applicable debt securities and Indenture and the other conditions specified in the Indenture are satisfied.

The applicable Indenture may permit Quanome to satisfy and discharge its obligations with respect to a series of debt securities, or to effect defeasance or covenant defeasance, by depositing with the trustee money or qualifying government obligations sufficient to pay the amounts due on the debt securities, subject to the conditions specified in the applicable Indenture.

This summary of any debt securities offered is not complete. For the terms of particular debt securities, you should refer to the prospectus supplement for those securities and the Indenture, if any, for those securities.

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DESCRIPTION OF WARRANTS

Quanome may issue warrants for the purchase of Quanome’s common stock, preferred stock, or debt securities, or any combination thereof. Warrants may be issued independently or together with Quanome’s common stock, preferred stock, or debt securities and may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between Quanome and a warrant agent identified in the applicable prospectus supplement. If we appoint a warrant agent, the warrant agent will act solely as Quanome’s agent in connection with such warrants, and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock, preferred stock, or debt securities will describe the terms of the warrants, including some or all of the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock, preferred stock, or debt securities, including any conversion rights that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●

the number of shares of common stock or preferred stock or the principal amount of debt securities that may be purchased upon exercise of a warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the dates on which the right to exercise the warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, whether warrants represented by certificates, or debt securities that may be issued upon exercise of such warrants, will be issued in registered or bearer form;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrants. These descriptions do not restate those warrants in their entirety and may not contain all the information that you may find useful. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants, the form of warrants and the form of warrant agreement, if any, for that particular series.

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DESCRIPTION OF RIGHTS

Quanome may issue rights to purchase Quanome’s securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, Quanome may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between Quanome and one or more banks, trust companies or other financial institutions, as rights agent. Quanome will name such agent in the applicable prospectus supplement. The rights agent will act solely as Quanome’s agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights Quanome offers will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any material United States federal income tax considerations; and

●	any other terms of the rights.

If less than all of the rights issued in any rights offering are exercised, Quanome may offer any unsubscribed securities directly to persons other than Quanome’s security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

This summary of any rights offered is not complete. For the terms of particular rights, you should refer to the prospectus supplement for those rights, the form of rights certificate and the form of rights agreement, if any, for those rights.

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DESCRIPTION OF UNITS

Quanome may issue units comprised of shares of common stock, preferred stock, debt securities, rights and/or warrants in any combination. Quanome may issue units in such amounts and in as many distinct series as Quanome wishes. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If Quanome issues units, they may be issued under one or more unit agreements to be entered into between Quanome and a bank or other financial institution, as unit agent. If Quanome issues units, the forms of unit certificate and unit agreement, if any, relating to such units will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, or at any time before a specified date, or at any time. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	any material United States federal income tax considerations;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other terms of the units and of the securities comprising the units.

This summary of any units offered is not complete. For the terms of particular units, you should refer to the prospectus supplement for those units, the form of unit certificate and the form of unit agreement, if any, for those units.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

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Any shares of Common Stock will be listed on the Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

We are being represented by Sunsea Law Group P.C. with respect to certain legal matters as to United States federal securities law and New York State law. Certain legal matters as to Nevada State law will be passed upon for us by Flangas Law Group. Sunsea Law Group P.C. may rely upon Flangas Law Group with respect to matters governed by Nevada State law.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2026 of Quanome Technologies, Inc. (formerly known as Lakeside Holding Limited), have been so incorporated in reliance upon the report of ZH CPA, LLC, Quanome’s current auditors, both independent registered public accounting firms, given upon their authority as experts in accounting and auditing.

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 WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://quanometech.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the years ended June 30, 2026, filed with the SEC on September 25, 2026.

●	Our Current Reports on Form 8-K filed with the SEC on July 7, 2026, July 10, 2026, August 4, 2026, September 21, 2026 and September 21, 2026.

●	The description of the Registrant’s Common Stock contained in Exhibit 4.3 to the 10-K for the year ended June 30, 2026, filed with the SEC on September 25, 2026.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Quanome Technologies, Inc.

112 W 34th St, FL 18, Room 18022

New York, NY 10120

Tel: (778) 888-7232

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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QUANOME TECHNOLOGIES, INC.

Up to $9,754,475

Shares of Common Stock

PROSPECTUS SUPPLEMENT

Maxim Group LLC

October 21, 2026